UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Tyson Foods, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, Arkansas 72762-6999

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 4, 2011

To Tyson Foods, Inc. Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders (“Annual Meeting”) of Tyson Foods, Inc., a Delaware corporation (“Company”), will be held at the Holiday Inn Northwest Arkansas Convention Center, 1500 South 48th Street, Springdale, Arkansas, on Friday, February 4, 2011 at 10:00 a.m., Central time, for the following purposes:

1.	To elect the eight nominees named in the attached Proxy Statement to the Company’s Board of Directors;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 1, 2011;

3.	To consider and act upon the shareholder proposal described in the attached Proxy Statement, if properly presented at the Annual Meeting;

4.	To consider and approve an advisory resolution regarding the compensation of the Company’s named executive officers;

5.	To consider and act upon an advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration; and

6.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on December 8, 2010, the record date for the Annual Meeting, will be entitled to attend or vote at the Annual Meeting and any adjournments or postponements thereof. If you plan to attend the Annual Meeting, an admission ticket is required and can be obtained by contacting Tyson Foods Investor Relations via email at ir@tyson.com or by telephone at (479) 290-4524. The Annual Meeting will also be webcast live at 10:00 a.m., Central time, Friday, February 4, 2011 at http://ir.tyson.com.

This year we will again take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet. As a result, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials. This process will substantially reduce the costs associated with printing and distributing our proxy materials.

To make it easier for you to vote, Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services.

By Order of the Board of Directors

R. Read Hudson

Secretary

Springdale, Arkansas

December 17, 2010

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 4, 2011: The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 2, 2010 are also available at http://ir.tyson.com or http://www.proxyvote.com.

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Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, Arkansas 72762-6999

PROXY STATEMENT

For

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

February 4, 2011

SOLICITATION AND REVOCATION OF PROXY

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Tyson Foods, Inc., a Delaware corporation (“Company”). It is for use only at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Holiday Inn Northwest Arkansas Convention Center, 1500 South 48th Street, Springdale, Arkansas, on Friday, February 4, 2011 at 10:00 a.m., Central time, and any adjournments or postponements thereof.

Any shareholder executing a proxy retains the right to revoke it at any time prior to the final vote at the Annual Meeting. You may revoke your proxy by voting again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s corporate secretary at 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999 a written notice of revocation prior to the Annual Meeting.

As permitted by rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide shareholders with access to our proxy materials over the Internet rather than providing them in paper form. Accordingly, the Company will send a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials via the Internet, rather than a printed copy of the proxy materials, to shareholders of record as of the close of business on December 8, 2010. We expect to send the Notice of Internet Availability of Proxy Materials to shareholders entitled to vote at the Annual Meeting on or about December 17, 2010. Shareholders may also obtain a copy of these proxy materials in printed form by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Why am I receiving these proxy materials?

The Company has made these materials available to you in connection with the Board’s solicitation of proxies for use at the Annual Meeting, to be held at the Holiday Inn Northwest Arkansas Convention Center, 1500 South 48th Street, Springdale, Arkansas, on Friday, February 4, 2011 at 10:00 a.m., Central time. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in the proxy materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2010, as filed with the SEC on November 22, 2010 (“Annual Report”).

If you request printed versions of these materials be sent to you by mail, these materials will also include the proxy card or voting instructions form for the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of the proxy materials instead of a full set of the proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to view the Company’s proxy materials for the Annual Meeting on the Internet and how to instruct the Company to send future proxy materials, including the Notice of Internet Availability of Proxy Materials, to you electronically by email. The Company’s proxy materials are also available on the Company’s website at http://ir.tyson.com.

Choosing to receive future proxy materials electronically will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings of shareholders on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you terminate it.

What items will be voted on at the Annual Meeting?

The following proposals will be presented for shareholder consideration and voting at the Annual Meeting:

•	To elect the eight nominees named in the Proxy Statement to the Board;

•	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 1, 2011;

•	To consider and act upon the shareholder proposal described in the Proxy Statement, if properly presented at the Annual Meeting;

•	To consider and approve an advisory resolution regarding the compensation of the Company’s named executive officers;

•

To consider and act upon an advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration; and

•	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR each of the nominees to the Board;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant;

•	FOR approval of the resolution regarding compensation of the Company’s named executive officers;

•	In favor of recommending an advisory vote on the Company’s compensation of our named executive officers every THREE YEARS; and

•	AGAINST the shareholder proposal.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the shareholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form from the organization holding your shares.

If I am a shareholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials.

•

By telephone. You may vote by proxy by calling the toll-free number found on the Notice of Internet Availability of Proxy Materials or, if you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By mail. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

•	In person. If you are a shareholder of record, you may vote in person at the Annual Meeting. If you desire to vote in person at the Annual Meeting, please request a ballot when you arrive.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by visiting http://www.proxyvote.com and entering the control number found in the Notice of Internet Availability of Proxy Materials.

•

By telephone. You may vote by proxy by calling the toll-free number found on the Notice of Internet Availability of Proxy Materials or, if you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form you received from the organization holding your shares.

•

By mail. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by filling out the voting instruction form you received from the organization that holds your shares and sending it back in the envelope provided.

•	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s corporate secretary at 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999 a written notice of revocation prior to the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published within four business days following conclusion of the Annual Meeting.

How can I attend the Annual Meeting?

Only shareholders of record at the close of business on December 8, 2010, the record date for the Annual Meeting, will be entitled to attend or vote at the Annual Meeting and any adjournments or postponements thereof. If you plan to attend the Annual Meeting, an admission ticket is required and can be obtained by contacting Tyson Foods Investor Relations via email at ir@tyson.com or by telephone at (479) 290-4524. The Annual Meeting will also be webcast live at 10:00 a.m., Central time, Friday, February 4, 2011 at http://ir.tyson.com.

OUTSTANDING STOCK AND VOTING RIGHTS

As of December 1, 2010, the outstanding shares of the Company’s capital stock consisted of 307,124,999 shares of Class A Common Stock, $0.10 par value (“Class A Common Stock”), and 70,021,155 shares of Class B Common Stock, $0.10 par value (“Class B Common Stock”). The holders of record of the shares of Class A Common Stock and Class B Common Stock outstanding at the close of business on December 8, 2010, the record date for the Annual Meeting, will vote together as a single class on all matters hereby submitted to shareholders and such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof. Each share of Class A Common Stock will entitle the holder to one vote on all such matters and each share of Class B Common Stock will entitle the holder to ten votes on all such matters.

A majority of votes represented by the holders of the Company’s outstanding Class A Common Stock and Class B Common Stock, treated as a single class, must be present in person or represented by proxy to hold the Annual Meeting. A majority of the votes cast at the Annual Meeting is required to elect any director, to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the fiscal year ending October 1, 2011, to approve the resolution regarding the compensation of the Company’s named executive officers, to recommend the frequency at which the Company should include an advisory vote on the Company’s compensation of our named executive officers and to approve the shareholder proposal.

The form of proxy provides a method for shareholders to grant or withhold authority to vote for any one or more of the nominees for director. The names of all nominees are listed on the proxy card. If you wish to grant authority to vote for all nominees, check the box marked “FOR ALL.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD ALL.” If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR ALL EXCEPT” and indicate the nominee(s) for whom you are withholding the authority to vote by listing such nominee(s) in the space provided. If you checked the box marked “WITHHOLD ALL,” your vote will be treated as an abstention and accordingly, your shares will neither be voted for nor against a director but will be counted for quorum purposes.

The form of proxy also provides a method for shareholders to vote for, against or to abstain from voting with respect to (i) the ratification of the selection of PwC as the Company’s independent registered public accounting firm (ii) the approval of the resolution regarding the compensation of the Company’s executive compensation and (iii) the shareholder proposal. In addition, the form of proxy provides shareholders a method by which to express how often they prefer the Company include an advisory vote on executive compensation in its proxy statement. With respect to this matter, shareholders may either vote to recommend an advisory vote every one, two or three years or abstain from voting. By abstaining from voting, shares would not be voted either for or against these proposals, but would be counted for quorum purposes. While there may be instances in which a shareholder will wish to abstain, the Board encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

Under the current rules of the New York Stock Exchange (“NYSE”), brokers, banks or other similar organizations holding shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” As with abstentions, with respect to the proposals in question, broker non-votes will be counted for quorum purposes but will not be counted as votes cast either for or against such proposals. In other words, abstentions and broker non-votes are not considered “votes cast.”

The election of directors, the approval of the resolution regarding the Company’s compensation of our named executive officers, the vote regarding frequency of advisory votes on executive compensation and the shareholder proposal are considered “non-routine” matters under applicable NYSE rules and, therefore, if you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these matters absent specific instructions from you. As such, and there may be broker non-votes with respect to these matters. However, broker non-votes will have no impact on the outcome of these matters because, as stated above, they are not considered “votes cast” for voting purposes. On the other hand, the ratification of the selection of PwC as the Company’s independent registered public accounting firm is considered a “routine” matter under the current rules of the NYSE, therefore, the organization that holds your shares may vote on this matter without instructions from you and no broker non-votes will occur with respect to this matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth certain information as of December 1, 2010 regarding the only persons known by the Company to own, directly or indirectly, more than 5% of either of its two classes of Common Stock:

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(#)	Percent of Class
Don Tyson and Tyson Limited Partnership(1)	Class B Common Stock	70,000,000	99.97%
2200 Don Tyson Parkway Springdale, AR 72762-6999
Blackrock, Inc.(2)	Class A Common Stock	19,669,655	6.40%
40 East 52nd Street New York, NY 10022

(1)	70,000,000 shares of Class B Common Stock and 3,000,000 shares of Class A Common Stock are owned of record by the Tyson Limited Partnership, a Delaware limited partnership (“TLP”). The Tyson 2009 Family Trust has a 53.4881% interest as a limited partner in the TLP and the Randal W. Tyson Testamentary Trust has a 45.2549% interest as a limited partner in the TLP. Mr. Don Tyson, a director of the Company, is the sole beneficiary and investment trustee of the Tyson 2009 Family Trust. Ms. Barbara A. Tyson, the widow of Randal W. Tyson and a director of the Company, is the sole income beneficiary of and has limited dispositive power with respect to the Randal W. Tyson Testamentary Trust. Mr. John Tyson, Chairman of the Board of the Company, is one of the contingent beneficiaries of the Randal W. Tyson Testamentary Trust. The general partners, who in the aggregate have a 1.257% interest in the TLP, are Mr. Don Tyson, Ms. Tyson, Mr. John Tyson, Mr. Harry C. Erwin, III and the Tyson Partnership Interest Trust (of which Mr. Don Tyson is the sole trustee). The managing general partner of the TLP is Mr. Don Tyson. The managing general partner has the exclusive right, subject to certain restrictions, to do all things on behalf of the TLP necessary to manage, conduct, control and operate the TLP’s business, including the right to vote all shares or other securities held by the TLP, as well as the right to mortgage, pledge or grant security interests in any assets of the TLP. The TLP terminates December 31, 2040. Additionally, the TLP may be dissolved upon the occurrence of certain events, including (i) a written determination by the managing general partner that the projected future revenues of the TLP will be insufficient to enable payment of costs and expenses, or that such future revenues will be such that continued operation of the TLP will not be in the best interest of the partners, (ii) an election to dissolve the TLP by the managing general partner that is approved by the affirmative vote of a majority in percentage interest of all general partners, or (iii) the sale of all or substantially all of the TLP’s assets and properties. The withdrawal of the managing general partner or any other general partner (unless such partner is the sole remaining general partner) will not cause the dissolution of the TLP. Upon dissolution of the TLP, each partner, including all limited partners, will receive in cash or otherwise, after payment of creditors, loans from any partner, and return of capital account balances, their respective percentage interests in the TLP assets. In addition to Mr. Don Tyson’s indirect interest through the TLP, he is also the beneficial owner of 153,241 shares of Class A Common Stock, as described in the table titled “Security Ownership of Management” in this Proxy Statement.
(2)	The information provided is based solely on information obtained from a Schedule 13F filed with the SEC on or about October 13, 2010. According to the Schedule 13F, with respect to the 19,669,655 shares reported to be beneficially owned as of September 30, 2010, Blackrock, Inc. has the sole voting and dispositive power over all reported shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13F.

SECURITY OWNERSHIP OF MANAGEMENT

The table below sets forth information with respect to the beneficial ownership of Class A Common Stock and Class B Common Stock, as of December 1, 2010, by the Company’s directors, nominees for election as directors, named executive officers and by all directors and executive officers as a group:

Name of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned(#)(1)		Percent of Outstanding Class A Common Stock(%)	Shares of Class B Common Stock Beneficially Owned(#)(1)		Percent of Outstanding Class B Common Stock(%)	Aggregate Voting Percentage(%)
Don Tyson	3,153,241	(2)	1.03%	70,000,000	(3)	99.97%	69.80%
John Tyson(4)	4,322,800	(5)	1.41%
Lloyd V. Hackley(6)	19,510		*
Jim Kever(6)	11,421		*
Kevin M. McNamara(6)	6,279		*
Brad T. Sauer(6)	0		*
Robert Thurber(6)	5,000		*
Barbara Tyson(4)	170,348		*
Albert C. Zapanta(6)	0		*
Donnie King	150,442		*
Dennis Leatherby	196,057		*
James Lochner	445,299		*
Donnie Smith	322,879		*
Noel White	246,877		*
Leland E. Tollett	2,324,469		*
All Directors and Executive Officers as a Group (19 persons)	11,917,299		3.88%	70,000,000		99.97%	70.67%

*	Indicates percentage of less than 1%.
(1)	The amounts in this column include beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly, the shares shown in the table include shares owned directly, shares held in such person’s accounts under the Company’s Employee Stock Purchase Plan and Retirement Savings Plan, unvested restricted shares, shares owned by certain of the individual’s family members and shares held by the individual as a trustee or in a fiduciary or other similar capacity, unless otherwise disclaimed and/or described below. The amounts in this column also include shares subject to options exercisable on or within 60 days of December 1, 2010, held by the directors and executive officers as a group in the amount of 3,942,484, and held by the named individuals in the following amounts: Mr. John Tyson (3,000,000); Dr. Hackley (6,000); Mr. Kever (6,000); Mr. King (89,686); Mr. Leatherby (94,534); Mr. Lochner (249,659); Mr. Smith (115,403); Mr. White (134,742); and the other executive officers (246,460). The amounts in this column do not include performance share awards. The 2010 performance share awards are described under the table titled “Grants of Plan Based Awards During Fiscal Year 2010” in this Proxy Statement.
(2)	This amount includes all shares of Class A Common Stock owned of record by the TLP, as described in Footnote 1 to the table titled “Security Ownership of Certain Beneficial Owners” in this Proxy Statement.
(3)	This amount includes all shares of Class B Common Stock owned of record by the TLP, as described in Footnote 1 to the table titled “Security Ownership of Certain Beneficial Owners” in this Proxy Statement.
(4)	The amounts in these rows do not include any shares of Class A Common Stock or Class B Common Stock owned by the TLP of which Mr. John Tyson and Ms. Tyson have a partnership interest, as described in Footnote 1 to the table titled “Security Ownership of Certain Beneficial Owners” in this Proxy Statement.
(5)	This amount includes 449,351 shares of Class A Common Stock pledged as security for a loan.
(6)	The amounts in these rows do not include grants of deferred stock awards of Class A Common Stock made on the date(s) of election to the Board by shareholders (see the section titled “Director Compensation for Fiscal Year 2010” in this Proxy Statement) to each of Dr. Hackley (35,154); Mr. Kever (35,154); Mr. McNamara (19,644); Mr. Sauer (13,898); Mr. Thurber (5,498); and Mr. Zapanta (35,154).

ELECTION OF DIRECTORS

The number of directors that will serve on the Company’s Board for the ensuing year is currently set at eight but may be changed from time to time in the manner provided in the Company’s by-laws. Directors are elected for a term of one year or until their successors are duly elected and qualified.

Set forth below is biographical information for each nominee chosen by the Board to stand for election at the Annual Meeting. The slate consists of five independent directors and three inside directors. Each of the nominees is currently serving as a director of the Company and was elected at the 2010 Annual Meeting of Shareholders (“2010 Annual Meeting”). The Board recommends that each nominee be elected at the Annual Meeting.

Don Tyson

Don Tyson, 80, served as Senior Chairman of the Board from 1995 to 2001 when he retired and became a consultant to the Company. Mr. Tyson has been a member of the Board since 1952. Mr. Tyson’s leadership experience with the Company, spanning almost six decades, as well as his in-depth knowledge of the Company’s business, its history and the protein and food processing industries, are invaluable to the Company. Mr. Tyson, as both the sole beneficiary and investment trustee of the Tyson 2009 Family Trust and the managing general partner of the TLP, the Company’s controlling shareholder, has a substantial personal interest in the Company and its success. The Board believes that Mr. Tyson’s tenure with and understanding of the Company, combined with the fact that his interests in the Company align with the Company’s shareholder base, qualify him to serve on the Board.

John Tyson

John Tyson, 57, is Chairman of the Board and has served in this capacity since 1998. Beginning in September 2007, Mr. Tyson, while continuing to serve as Chairman, discontinued serving the Company in an executive officer capacity and now provides advisory services to the Company. Mr. Tyson served as Chairman and Chief Executive Officer from 2001 until 2006 and has been a member of the Board since 1984. Mr. Tyson has devoted his professional career to the Company and brings extensive understanding of the Company, its operations and the protein and food processing industries to the Board. Through his leadership experience gained as a recent Chief Executive Officer of the Company, Mr. Tyson provides the Board with critical insight into the Company’s business. In addition, Mr. Tyson, through his association with the TLP, has a substantial personal interest in the Company. The Board believes that Mr. Tyson’s leadership experience and knowledge of the Company acquired through his years of service to the Company and his personal stake in its success qualify him to serve on the Board.

Jim Kever

Jim Kever, 58, is the founding partner of Voyent Partners, LLC, an investment partnership founded in 2001. Mr. Kever is also a director of 3D Systems Corporation, Luminex Corporation and Emdeon Corporation. He has also served as a director of ACI Worldwide, Inc. Mr. Kever has been a member of the Board since 1999. Mr. Kever has extensive knowledge of capital markets and corporate finance and qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC. His experience as the director of various companies across a diverse range of industries provides him a unique perspective of, and the ability to understand and address, the challenges and issues facing the Company. The Board believes that his professional experience, financial expertise and service on the boards of other public companies qualify him to serve on the Board.

Kevin M. McNamara

Kevin M. McNamara, 54, is Vice Chairman of Leon Medical Centers, a healthcare provider for medicare patients in Miami-Dade County, Florida, and has served in that capacity since April 2010. He previously served as Executive Vice President, Chief Financial Officer and Treasurer of HealthSpring, Inc., a managed care company, from April 2005 to May 2009. Mr. McNamara is a director of Luminex Corporation, and has served as a director of COMSYS IT Partners, Inc. (f/k/a Personnel Group of America, Inc.). Mr. McNamara has been a member of the Board since 2007. Mr. McNamara’s financial expertise and professional experience are critical to the Board and the Audit Committee. His experience overseeing financial reporting processes, internal accounting and financial controls, as well as managing independent auditor engagements, qualifies him as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Board believes that Mr. McNamara’s financial expertise and management experience as both a principal financial officer and director of other public companies qualifies him to serve on the Board.

Brad T. Sauer

Brad T. Sauer, 51, is Executive Vice President, Health Care Business for 3M Company and has served in that capacity since 2004. Mr. Sauer has been a member of the Board since 2008. Mr. Sauer’s career and management expertise spans many disciplines, including sales and marketing, technology and product innovation, and manufacturing quality and processes, which allows him to bring an extensive, multi-disciplined perspective to the Board. In addition, Mr. Sauer’s experience as an executive officer of a Fortune 500 company helps him understand the Company’s challenges in a global marketplace. The Board believes that Mr. Sauer’s diverse management experience qualifies him to serve on the Board.

Robert Thurber

Robert Thurber, 63, currently retired, served as Vice President of purchasing for Sysco Corporation from 1987 to 2007. Mr. Thurber is also a director of Capstone Bancshares, Inc. Mr. Thurber has been a member of the Board since February 17, 2009. Mr. Thurber’s management career at a leading marketer and distributor of food products to the foodservice industry qualifies him to serve on the Board. This experience is particularly relevant given the Company’s position as a leading supplier of high quality protein to the foodservice industry. The Board benefits greatly from Mr. Thurber’s extensive understanding of the foodservice industry, which provides him the insight necessary to address the challenges, opportunities and operations of the Company’s complex business operations. The Board believes these attributes qualify him to serve on the Board.

Barbara A. Tyson

Barbara A. Tyson, 61, served as Vice President of the Company until 2002, when she retired and became a consultant to the Company. Ms. Tyson has been a member of the Board since 1988. Through her years of experience as both an officer and director of the Company, Ms. Tyson developed an understanding of the Company and its operations, which allows her to assist the Board in its development of the Company’s long-term strategy. Ms. Tyson, as the sole income beneficiary of the Randal W. Tyson Testamentary Trust, also has a substantial personal interest in the Company. The Board believes that Ms. Tyson’s management experience, understanding of the Company and personal interest in the Company’s success qualify her to serve on the Board.

Albert C. Zapanta

Albert C. Zapanta, 69, is President and Chief Executive Officer of the United States-Mexico Chamber of Commerce and has served in that capacity since 1993. Mr. Zapanta has been a member of the Board since 2004. After a distinguished military career, Mr. Zapanta entered the private sector, where he served as a senior corporate officer for 18 years. He also has an extensive public service career, which includes various presidential appointments. The Board believes that Mr. Zapanta’s broad management and leadership experiences, in both the private and public sectors, allow him to understand the Company’s challenges in a global marketplace and qualify him to serve on the Board.

Family Relationships. Mr. John Tyson is the son of Mr. Don Tyson. Ms. Tyson is a sister-in-law to Mr. Don Tyson and aunt of Mr. John Tyson. There are no other family relationships among the foregoing nominees. By reason of their beneficial ownership of the Company’s common stock, Mr. Don Tyson and the TLP are deemed to be controlling persons of the Company. None of the companies or organizations listed in the director nominee’s biographies above is a parent, subsidiary or affiliate of the Company.

Director Independence. After reviewing all relevant relationships of the directors, the Board has determined that each of Dr. Hackley, Mr. Kever, Mr. McNamara, Mr. Sauer, Mr. Thurber and Mr. Zapanta qualify as independent directors in accordance with the NYSE corporate governance rules. In making its independence determinations, the Board considered all relevant transactions, relationships or arrangements disclosed in this Proxy Statement under the section titled “Certain Transactions” and the following:

•

Mr. John Tyson, the Company’s Chairman, has investments in two privately held companies for which Mr. Kever serves as a director. Neither the Company nor Mr. John Tyson presently has any business relationship with, and Mr. John Tyson does not serve as a director or an officer of, either of these companies. Based on the foregoing facts, the Board has determined that these relationships do not affect Mr. Kever’s independence.

•

During fiscal year 2010, the Company paid 3M Company $1,596,291 for direct purchases of lab-related supplies and materials. Mr. Sauer is Executive Vice President, Health Care Business of 3M Company. Under the NYSE rules, a director may be considered independent if payments made to an entity with which the director is affiliated are less than the greater of $1,000,000 or two percent (2%) of the affiliated entity’s gross revenues in any of the last three fiscal years. The amount paid by the Company to 3M Company during fiscal year 2009 was $1,389,951, less than two percent (2%) of 3M Company’s gross revenues. The amount paid by the Company to 3M Company during fiscal year 2008 was $1,427,625, less than two percent (2%) of 3M Company’s gross revenues. Mr. Sauer did not personally benefit from any of the payments. Based on the foregoing facts, the Board has determined that Mr. Sauer did not have a direct or indirect material interest in the transactions and this relationship does not affect Mr. Sauer’s independence.

Additional Directors. Dr. Lloyd V. Hackley is currently serving as a director of the Company but will not be standing for re-election at the Annual Meeting pursuant to the Company’s by-laws, which prohibit the nomination of any person to serve as a director of the Company after he or she has passed his or her 70th birthday, subject to certain exceptions enumerated therein. During fiscal 2010 until the 2010 Annual Meeting, Jo Ann R. Smith served as a director of the Company. As is the case with Dr. Hackley, Ms. Smith did not stand for re-election at the 2010 Annual Meeting due to the by-law provision that prevents nomination of a person after he or she reaches his or her 70th birthday.

Certain Legal Proceedings

In April 2005, the Company and Mr. Don Tyson settled an SEC formal investigation concerning the Company’s disclosure of executive perquisites by entering into an administrative cease and desist order without admitting or denying wrongdoing. The investigation concerned allegations that the Company’s proxy statements for fiscal years 1997 through 2003 had failed to comply with SEC regulations with respect to the disclosure and description of perquisites totaling approximately $1.7 million provided to Mr. Don Tyson and that the Company had failed to maintain an adequate system of internal controls regarding the personal use of Company assets and the disclosure of perquisites and personal benefits. In fiscal year 2004, Mr. Don Tyson voluntarily paid the Company $1,516,471 as reimbursement for certain perquisites and personal benefits received during fiscal years 1997 through 2003. Under the April 2005 order, the Company paid the SEC a civil penalty of $1.5 million and Mr. Don Tyson paid a civil penalty of $700,000. Both the Company and Mr. Don Tyson consented to the entry of the order and paid their respective penalties without admitting or denying any wrongdoing.

Information Regarding the Board and its Committees

Board Meetings. The Board held five meetings during fiscal year 2010. All directors attended at least 95% of the Board and committee meetings they were eligible to attend during fiscal year 2010. The Board expects all directors to attend each annual meeting of shareholders. All directors attended the annual meeting of shareholders held on February 5, 2010.

Executive Session; Lead Independent Director. Independent directors meet in executive session without management present each time the Board holds its regularly scheduled quarterly meetings, and Mr. Kever, who has been designated by the Board as the Lead Independent Director, presides over these sessions. Executive sessions occurred four times during fiscal year 2010.

Leadership Structure. The Board’s current leadership structure consists of a Chairman of the Board and a Lead Independent Director. Pursuant to the Company’s Corporate Governance Principles, the Board is permitted to either separate or combine the positions of Chief Executive Officer and Chairman of the Board as it deems appropriate from time to time. Since 2006, these positions have been held by separate individuals. The Lead Independent Director is annually selected by the Board from among the independent directors. The Lead Independent Director is a member of the Executive Committee of the Board. The Board reviews the continued appropriateness and effectiveness of this leadership structure at least annually. At the present time, the Board believes that separation of the positions of Chief Executive Officer and Chairman, combined with the role of the Lead Independent Director, improves the ability of the Board to exercise its oversight role over management, provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company, and ensures a significant role of the Board’s non-management directors in the oversight and leadership of the Company. The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. Accordingly, it believes its current board leadership structure strikes an appropriate balance between independent directors and directors affiliated with the TLP, the Company’s controlling shareholder, which allows the Board to effectively represent the best interests of the Company’s entire shareholder base.

Risk Oversight. Management has the primary responsibility for identifying and managing the risks facing the Company, subject to the oversight of the Board. The Board’s committees assist in discharging its risk oversight role by performing the subject matter responsibilities outlined below in the description of each committee. The Board retains full oversight responsibility for all subject matters not specifically assigned to a committee, including risks presented by the Company’s business strategy, competition, regulation, general industry trends, and capital structure and allocation. On a periodic basis, management conducts an enterprise risk assessment as well as an evaluation and alignment of its risk mitigation activities. Management reviews the results of this periodic process with the appropriate committees of the Board.

The Board’s administration of its risk oversight function has not specifically affected the Board’s leadership structure. In establishing the Board’s current leadership structure, risk oversight was one factor among many considered by the Board, and the Board believes that its current leadership structure is conducive of and appropriate for its risk oversight function. As stated above, the Board regularly reviews its leadership structure and evaluates whether it, and the Board as a whole, is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight function, it may make any change it deems appropriate.

Audit Committee. The Board has an Audit Committee (“Audit Committee”) whose primary function is to assist the Board in fulfilling its responsibilities through regular review and oversight of the Company’s financial reporting, audit and accounting processes. See the section titled “Report of the Audit Committee” in this Proxy Statement. During fiscal year 2010, the Audit Committee consisted of independent directors Mr. Kever, who serves as Chairman of the Audit Committee, Mr. McNamara, Mr. Sauer and Ms. Smith, who did not stand for re-election to the Board at the 2010 Annual Meeting. Each of these individuals qualifies as an “independent” director under the regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and the NYSE listing standards relating to audit committees. The Board has determined each member of the Audit Committee is knowledgeable and qualified to review financial statements. In addition, the Board has determined that Messrs. Kever and McNamara each qualify as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Audit Committee held six meetings in fiscal year 2010.

Compensation Committee. The Board has a Compensation Committee (“Compensation Committee”) whose primary functions are to (i) establish the Company’s compensation policies and (ii) oversee the administration of the Company’s employee benefit plans. The Company qualifies as a controlled company due to the ownership by the TLP of shares allowing it to cast more than 50% of votes eligible to be cast for the election of directors. Therefore, the Company has elected not to implement NYSE corporate governance rules that provide that the Compensation Committee has the power to determine the compensation of the Chief Executive Officer. However, the Compensation Committee has approved the employment contracts and total compensation for our Chief Executive Officer since 2003. For more information regarding the duties of the Compensation Committee, see the subsection titled “How We Determine Compensation—Role of the Compensation Committee” in this Proxy Statement under the section titled “Compensation Discussion and Analysis.” During fiscal year 2010, the Compensation Committee consisted of independent directors Mr. McNamara, who served as Chairman, Dr. Hackley, Mr. Sauer, Mr. Thurber and Mr. Zapanta, who left the Compensation Committee in November 2009. The Compensation Committee held eight meetings in fiscal year 2010. Effective November 18, 2010, Dr. Hackley ceased serving on the Compensation Committee.

Governance Committee. The Board has a Governance Committee (“Governance Committee”) whose primary functions are to (i) oversee and review related party and other special transactions between the Company and its directors, executive officers or their affiliates; (ii) review and recommend to the Board Corporate Governance Principles applicable to the Company; and (iii) review and recommend to the Board a Code of Conduct applicable to the Company. During fiscal year 2010, the Governance Committee consisted of independent directors Dr. Hackley, who served as Chairman of the Governance Committee, Mr. Kever, Ms. Smith (who did not stand for re-election to the Board at the 2010 Annual Meeting) and Mr. Zapanta. The Governance Committee held four meetings during fiscal year 2010. Effective November 18, 2010, Dr. Hackley ceased serving on the Governance Committee and Mr. Thurber was appointed Chairman of the Governance Committee.

Nominating Committee. The Board has a Nominating Committee (“Nominating Committee”) whose primary function is to identify, evaluate, and recommend individuals qualified to be directors of the Company for either appointment to the Board or to stand for election at a meeting of the shareholders. While the Company has not established minimum qualifications for director nominations, the Company has established, and the Nominating Committee charter contains, criteria by which the Nominating Committee is to evaluate candidates for recommendation to the Board. In evaluating candidates, the Nominating Committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and the listing standards of the NYSE. The Nominating Committee may also take into consideration the factors and criteria set forth in the Company’s Corporate Governance Principles and such other factors or criteria that the Nominating Committee deems appropriate in evaluating a candidate, including but not limited to the applicable requirements for members of committees of the Board. While the Nominating Committee does not have a formal policy on diversity with regard to its consideration of nominees, it considers diversity in its selection process and seeks to nominate candidates that have a diverse range of views, backgrounds and leadership and business experience.

The Nominating Committee may (but is not required to) consider candidates suggested by management or other members of the Board. In addition, the Nominating Committee may (but is not required to) consider shareholder recommendations for candidates to the Board. In order to recommend a candidate to the Board, shareholders should submit the recommendation to the Chairman of the Nominating Committee in the manner described in the section of this Proxy Statement titled “Shareholder Communications.” Shareholders who wish to formally nominate a candidate to the Board must follow the procedures described in the section of this Proxy

Statement titled “Shareholder Proposals,” our by-laws, and, as applicable, the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. During fiscal year 2010, the Nominating Committee consisted of Ms. Smith, who served as chairperson of the Nominating Committee until November 2009 but did not stand for re-election to the Board at the 2010 Annual Meeting, Mr. Zapanta, who currently serves as Chairman of the Nominating Committee, Mr. Kever and Mr. Thurber. The Nominating Committee held two meetings and took action by written consent in lieu of a meeting one time during fiscal year 2010.

Executive Committee. The Board has an Executive Committee (“Executive Committee”) whose primary function is to act on behalf of the Board during intervals between regularly scheduled meetings of the Board. The Executive Committee may exercise all powers of the Board, except as otherwise provided by law and the Company’s by-laws; however, its actions are typically ministerial, such as approving (i) the sale or purchase of property, (ii) the opening and closing of bank accounts, and (iii) amendments to benefit plans for which Compensation Committee approval is not required. All actions taken by the Executive Committee between meetings of the Board are reviewed for ratification by the Board at the following Board meeting. The members of the Executive Committee are Don Tyson, John Tyson and Jim Kever. The Executive Committee took action by written consent in lieu of a meeting eight times during fiscal year 2010.

Corporate Governance Principles; Committee Charters; Code of Conduct. The Board has adopted Corporate Governance Principles, and each of the Audit Committee, Compensation Committee, Governance Committee and Nominating Committee has adopted a written charter. The Board has also adopted a Code of Conduct applicable to all directors, officers and employees. Copies of these corporate governance documents are available on the Company’s Investor Relations website at http://ir.tyson.com and in print to any shareholder who sends a request to Tyson Foods, Inc., Attention: Secretary, 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999.

Compensation Committee Interlocks and Insider Participation

At the end of fiscal year 2010, the Compensation Committee consisted of Mr. McNamara (Chairman), Dr. Hackley, Mr. Sauer and Mr. Thurber. All members of the Compensation Committee during fiscal year 2010 were independent directors, and no member was an officer or employee of the Company or a former officer or employee of the Company. No member of the Compensation Committee serving during fiscal year 2010 was party to a transaction, relationship or arrangement requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2010, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE SLATE OF DIRECTORS NOMINATED BY THE BOARD.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH NOMINEE UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Approval of a nominee for director requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

Shareholders are not entitled to cumulate voting with respect to the election of directors. The Board contemplates that all of the nominees will be able to stand for election, but should any nominee become unavailable for election, all proxies will be voted for the election of a substitute nominated by the Board (unless the Board chooses to reduce the number of directors on the Board).

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 1, 2011. Shareholders are asked to ratify this appointment at the Annual Meeting. Representatives of PwC will be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Change in Accountants

During fiscal year 2009, the Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for fiscal year 2010. The Audit Committee invited four national accounting firms to participate in this process, including Ernst & Young LLP (“E&Y”), the Company’s then-current independent registered public accounting firm. As a result of this process, effective June 8, 2009, the Audit Committee approved the engagement of PwC as the Company’s independent registered public accounting firm for fiscal year 2010.

Also effective June 8, 2009, the Audit Committee informed E&Y that it would be dismissed as the Company’s independent registered public accounting firm no later than the date of the filing of the Company’s Form 10-K for fiscal year 2009.

The audit report of PwC on our consolidated financial statements for the year ended October 2, 2010 does not contain any adverse opinion or disclaimer of opinion, nor is it qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of E&Y on our consolidated financial statements for the years ended October 3, 2009 and September 27, 2008 do not contain any adverse opinion or disclaimer of opinion, nor are they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended October 3, 2009 and September 27, 2008, and subsequent interim period through November 23, 2009, the date of E&Y’s audit report for those fiscal years (except for those matters described in Note 2 “Change in Accounting Principles” as it relates to the retrospective application of accounting principles adopted in 2010, as to which the date is November 22, 2010), (i) the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to E&Y’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended October 3, 2009 and September 27, 2008, and subsequent interim period through November 23, 2009, neither the Company nor anyone on its behalf consulted with PwC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or (iv) any matter that was a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Instruction 2 to Item 304 of Regulation S-K, the Company furnished E&Y a copy of the disclosures in this Proxy Statement required by Item 304(a) of Regulation S-K prior to the time the Proxy Statement was filed with the SEC. In the event that E&Y believed the disclosures were incorrect or incomplete, it was permitted to express its views in a brief statement to be included in this Proxy Statement. E&Y did not submit such a statement.

Audit Fees

The fees for professional services rendered by PwC and E&Y for the audit of the Company’s annual financial statements for each of the fiscal years ended October 2, 2010 and October 3, 2009, and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for each of those fiscal years were $3,052,335 and $3,486,080, respectively.

Audit-Related Fees

Aggregate fees billed or expected to be billed by PwC and E&Y for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended October 2, 2010 and October 3, 2009, and not included in the audit fees listed above were $10,000 and $24,000, respectively. These services comprise engagements to perform required agreed upon procedures.

Tax Fees

Aggregate fees billed or expected to be billed by PwC and E&Y for tax compliance, tax advice and tax planning for each of the fiscal years ended October 2, 2010 and October 3, 2009 were $272,444 and $650,722, respectively.

All Other Fees

For the fiscal years ended October 2, 2010 and October 3, 2009, the Company paid $3,000 and $0, respectively, to PwC and E&Y for services rendered, other than those services covered in the sections captioned “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The Audit Committee charter provides that the Audit Committee must approve in advance all audit services to be performed by the independent registered public accounting firm. The Audit Committee has approved a separate written policy for the approval of engagements for non-audit services to be performed by the independent registered public accounting firm. For non-audit services, any person requesting that such services be performed by the independent registered public accounting firm must prepare a written explanation of the project (including the scope, deliverables and expected benefits), the reason for choosing the independent registered public accounting firm over other service providers, the estimated costs, the estimated timing and duration of the project and other pertinent information. Non-audit services must first be pre-approved by each of the chief accounting officer and the chief financial officer before being submitted for pre-approval to the Audit Committee, and then the Audit Committee or a designated member of the Audit Committee must pre-approve the proposed engagement. The requirement for Audit Committee pre-approval of an engagement for non-audit services may be waived only if (i) the aggregate amount of all such non-audit services provided is less than five percent (5%) of the total amount paid by the Company to the independent registered public accounting firm during the fiscal year when the services are provided; (ii) the services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) the services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit of the fiscal year in which the non-audit services were provided.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 1, 2011.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF

PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending October 1, 2011 requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class. Ratification of the selection of PwC by shareholders is not required by law. However, as a matter of policy, such selection is being submitted to the shareholders for ratification at the Annual Meeting. If the shareholders fail to ratify the selection of this firm, the Board will reconsider the matter.

SHAREHOLDER PROPOSALS

The Company has received notice of the intention of shareholders to present a proposal for voting at the Annual Meeting. The text of the shareholder proposal and supporting statement appear exactly as received by the Company unless otherwise noted. All statements contained in a shareholder proposal and supporting statement are the sole responsibility of the proponents of the shareholder proposal. The Company will provide the names, addresses and shareholdings (to the Company’s knowledge) of the proponents of any shareholder proposal upon request made to the Company’s corporate secretary by mail at 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999, or by calling (479) 290-4524. The shareholder proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. However, the Board recommends a vote against the shareholder proposal based on broader policy reasons as set forth in the Company’s statement in opposition following the shareholder proposal.

SHAREHOLDER PROPOSAL

2011 Shareholder Resolution Regarding Poultry Slaughter

RESOLVED, that to advance the company’s financial interests and the welfare of chickens, shareholders encourage the Board to phase in controlled-atmosphere killing (CAK), a less cruel method of slaughter, within five years.

Supporting Statement

Tyson’s current slaughter method is cruel and inefficient. Consider the following:

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Tyson uses electric immobilization in all its slaughterhouses. This involves shackling live birds, shocking them in a “stun” bath of electrified water, cutting their throats, and removing their feathers in tanks of scalding-hot water.

•

Birds often suffer broken bones, bruising, and hemorrhaging during the shackling process, which lowers product quality and yield. They also peck and scratch at each other, which increases carcass contamination.

•	Because the electric current in the “stun” bath is kept too low to effectively render birds unconscious, many have their throats cut while they are still able to feel pain.

•	Birds are often scalded to death in defeathering tanks. When this happens, they defecate, further decreasing yield and increasing the likelihood of contamination of successive birds entering the tank.

•	Frenzied birds flap their wings, kick workers, and vomit and defecate on them, leading to increased worker injuries and illness and poor overall ergonomics.

CAK is better for the birds’ welfare and more efficient. Consider the following benefits:

•	With CAK, birds are placed in chambers while they are still in transport crates, and their oxygen is replaced with nonpoisonous gasses, efficiently putting them “to sleep.”

•

Every published report on CAK and all experts with a demonstrated interest in animal welfare, such as Drs. Temple Grandin, Mohan Raj, and Ian Duncan, conclude that it is superior to electric immobilization with regard to animal welfare. Because there is no live shackling or live scalding, product quality and yield (and animal welfare) are greatly improved and contamination is drastically decreased. The manager of a CAK turkey plant in Ohio told Poultry USA that since switching to CAK, his company is “starting to quantify the improvements in yield and labor, [and] see the benefits in wings, wing meat, and breast meat.”

•

Because workers only handle birds once the animals are dead, ergonomics improve, injury and illness rates decrease, and the opportunities for workers to abuse live birds are eliminated. The turnover rate at a Nebraska poultry plant dropped by 75 percent after it installed CAK.

Many poultry retailers are moving toward CAK, including the following:

•	Burger King, Popeye’s, Wendy’s, Subway, Starbucks, Hardee’s, and Carl’s Jr. have pledged to buy first from chicken suppliers that use CAK.

•	Safeway, Harris Teeter, and Winn-Dixie are committed to purchasing birds killed by CAK.

•	KFCs in Canada and McDonald’s in the Europe already source chickens killed by CAK.

CAK is the future—and as an industry leader, Tyson must get on board with this method or be left behind. We therefore urge shareholders to support this socially and ethically responsible resolution.

BOARD OF DIRECTORS’ STATEMENT

IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

The Board recommends that shareholders reject the shareholder proposal. The Board believes that this proposal is not in the best interest of shareholders and opposes it for the following reasons.

The Company’s commitment, leadership and results with respect to animal welfare matters are well established and recognized within the industry. The Company has a long-standing policy with respect to the humane treatment of animals and to ensure humane animal handling and care. The Company maintains an Office of Animal Well-Being, which advises Company executives and management regarding animal welfare issues. In addition, the Office of Animal Well-Being develops animal handling training materials for Company Team Members and conducts training and audits with respect to animal handling practices throughout the Company. The Company has developed and implemented animal well-being programs for the chicken, beef and pork businesses. Animal well-being is also part of the Company’s Core Values, which call on the Company’s Team Members to “serve as stewards of the animals, land and environment entrusted to us.” The Company believes that handling animals in a humane manner, and preventing neglect or abuse, is the right thing to do.

The Company has been, and will continue to be, committed to upholding and abiding by established policies and principles. For chicken processing facilities, bird well-being audits are conducted using protocols developed in conjunction with the National Chicken Council animal welfare guidelines. For beef and pork processing plants, the Company has developed an audit program using the American Meat Institute animal welfare guidelines.

For a number of years, the Company has reviewed different methods of animal handling and care including Controlled Atmosphere Stunning (CAS), Controlled Atmosphere Killing (CAK) and more recently, Low Atmosphere Pressure Slaughter (LAPS). The Company believes CAS, CAK, LAPS and other emerging technologies are worthy of further study and we plan to continue working with agricultural science professionals at various universities to gather information; however, to date we have been unable to conclude that any of the aforementioned methods are more humane than conventional electrical stunning or present any meaningful advantage to the Company and its shareholders. The Company presently plans to continue monitoring new technologies and, where and when appropriate, taking action to further the humane treatment of all animals in our supply chain.

The decision of which production method to utilize in the Company’s operations is highly technical and fundamental to management’s ability to run the Company on a day-to-day basis. By seeking to compel the Company to phase in CAK, the proponent desires to substitute its knowledge for the collective knowledge of the experts with which the Company consults and Company management.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “AGAINST” THE SHAREHOLDER PROPOSAL.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST” THE SHAREHOLDER PROPOSAL UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting as a single class.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding the compensation paid to our current and former Chief Executive Officers, Chief Financial Officer and certain other executive officers who were the most highly compensated in fiscal year 2010. These individuals, referred to as “named executive officers” or “NEOs,” are identified below:

•	Donnie Smith, President and Chief Executive Officer

•	Dennis Leatherby, Executive Vice President and Chief Financial Officer

•	Donnie King, Senior Group Vice President, Poultry and Prepared Foods

•	James V. Lochner, Chief Operating Officer

•	Noel White, Senior Group Vice President, Fresh Meats

•	Leland E. Tollett, former Interim President and Chief Executive Officer

Mr. Tollett resigned as Interim President and Chief Executive Officer on November 19, 2009 but is included in this section because he served as the Company’s principal executive officer during a portion of fiscal year 2010. Following his resignation as Interim President and Chief Executive Officer and pursuant to the terms of his employment contract, Mr. Tollett provided transition services to the Company for the remainder of fiscal year 2010.

Compensation Philosophy and Objectives

Our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance shareholder value. Consistent with this philosophy, the following are the key objectives of our compensation programs.

Attract, Motivate and Retain Key Employees. Our executive compensation program is shaped by the competitive market for management talent in the food industry and at other public and private companies. We believe our executive compensation should be competitive with the organizations with which we compete for talent. As such, it is our goal to provide compensation at levels (both in terms of benefits provided and amounts paid) that attracts, motivates and retains superior executive talent for the long-term.

Shareholder Alignment. One of the objectives of our executive compensation philosophy is to ensure that an appropriate relationship exists among executive pay, the Company’s financial performance and the creation of shareholder value. We believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests.

Link Pay to Performance. We believe that as an executive’s responsibility increases, a larger portion of his or her total compensation should be “at-risk” incentive compensation (both short-term and long-term), subject to corporate, business unit, individual, stock price and/or earnings performance measures. Our compensation program links pay to performance by making a substantial portion of total executive compensation variable, or “at-risk,” through an annual bonus program based on Company earnings and performance goals. As performance goals are met or exceeded, executives are rewarded commensurately. The program also includes the granting of long-term incentive equity awards, including stock options and restricted stock. Historically, the Company also granted performance-based phantom stock (also referred to as performance stock); however, as of August 1, 2009, new employment contracts do not contain provisions for performance stock awards.

How We Determine Compensation

Role of the Compensation Committee. In general, the Compensation Committee works with management to set compensation philosophy and objectives and to ensure key executives are compensated in accordance with such philosophy and objectives. More specifically, the Compensation Committee periodically reviews and approves the Company’s stated compensation strategy, corporate goals and objectives relevant to management compensation and total compensation policy to ensure they support business objectives, create shareholder value, are consistent with shareholder interests, attract and retain key executive talent and link compensation to corporate performance. The Compensation Committee also periodically reviews the composition of the peer groups used for competitive pay/performance benchmarking and analyzes total compensation for the Chief Executive Officer (“CEO”) and each executive band level as compared to the relevant external benchmarks. A discussion of the peer group and external benchmarks used in establishing compensation is set forth below under the heading “Role of Compensation Consultants/Benchmarking.” The Compensation Committee’s charter describes additional duties and responsibilities of the Compensation Committee with respect to the administration, oversight and determination of executive compensation. A copy of the Compensation Committee’s Charter can be found at the website http://ir.tyson.com.

The Compensation Committee works to ensure that its decisions are consistent with tax regulations, relevant law, NYSE listing requirements and handled in a manner that is mutually satisfactory to the Compensation Committee and the Company’s principal shareholder. Because the Company meets the definition of a “controlled company” under NYSE corporate governance rules, the Compensation Committee is not required to determine the compensation of our CEO in its sole discretion. However, the Compensation Committee has approved the employment contracts and total compensation for our CEO since 2003.

Band Structure. Except for each of our CEO and Chief Operating Officer (“COO”), our executive officers and key employees are compensated based on the Company’s band structure. Our band structure has nine levels, each of which sets forth amounts for target base salary, target annual cash bonuses, annual stock option grants and restricted stock grants, as well as eligibility to participate in the Tyson Foods, Inc. Supplemental Executive Retirement and Life Insurance Premium Plan (“SERP”). An executive officer’s band level designation is made by the CEO subject to ratification by the Compensation Committee. The designation is based on the individual’s level of responsibility and ability to affect shareholder value relative to other executive officers and key employees. Each element of compensation paid or awarded under the band structure is fixed at pre-determined amounts with the exception of base salary and annual cash bonuses. The band structure provides a target amount at each band level for base salary and annual cash bonuses, but actual salary and bonuses can be adjusted above or below such targets based on an individual’s responsibility and performance as determined on a case by case basis by such individual’s supervisor.

Our current band structure was established in 2004 by our human resources group and senior management based on their collective review of recommendations provided by Hay Group, a compensation consulting firm, together with market analysis and data regarding general industry trends in executive compensation (“General Industry Data”). The General Industry Data was selected as the benchmark for the Company’s band structure because we believe it served as a stable representation of national pay levels. The Compensation Committee and the Company’s human resources group periodically review the band structure and updated market analysis with senior management and suggest modifications as they deem necessary to ensure that our executive officers and key employees are generally compensated in accordance with our compensation philosophies and objectives. For more detailed discussion regarding decisions with respect to each element and amount of compensation provided for in the band structure, see the section below titled “Elements of Compensation.”

Interaction Between the Compensation Committee and Management. Band level designations for all executive officers, other than our CEO and COO, and key employment contract terms are determined by the CEO (or the NEO’s supervising officer) in consultation with the Company’s human resources group. The Company’s human resources group presents a summary of the key terms of each executive officer’s contract, including band level designations, to the Compensation Committee. The Compensation Committee reviews and discusses the contracts and will meet with the Company’s human resources group as it deems necessary to discuss any questions or issues it has regarding these decisions. Once all questions and issues have been addressed to the satisfaction of the Compensation Committee, the Compensation Committee will ultimately ratify these employment contracts and the band level designations.

Role of Compensation Consultants/Benchmarking. Since fiscal year 2001, the Company has retained Hay Group to periodically provide data and market analyses regarding compensation practices of a certain group of publicly traded companies in the protein and packaged foods industries (which we refer to as the “Compensation Peer Group”) and the General Industry Data. The following companies currently make up the Compensation Peer Group:

Campbell Soup Co.

ConAgra Foods, Inc.

General Mills, Inc.

H.J. Heinz Co.

Hershey Foods Corporation

Hormel Foods Corporation

Kellogg Company

McCormick & Company, Inc.

Pilgrim’s Pride Corp.

Sara Lee Corporation

Smithfield Foods, Inc.

Hay Group furnishes the data and analyses to our human resources group which are then summarized and presented by our human resources group to the Compensation Committee. The Compensation Committee uses this summary information in its review of compensation for executive officers (including the NEOs) and compensation levels within our band structure to determine whether the compensation levels are consistent with our compensation philosophy and our objective of providing competitive compensation that attracts, motivates and retains executive talent. In that regard, the Compensation Committee targets total compensation at or below the 50th percentile of the Compensation Peer Group for our CEO and at or below the 50th percentile of the broader General Industry Data for the other NEOs. The Compensation Committee believes it is necessary to target our CEO’s compensation based on the smaller Compensation Peer Group, which is made up exclusively of public companies in the food industry, because these are companies against which we compete for the specialized talents and experience possessed by our CEO. On the other hand, because many of the talents possessed by the other NEOs could transcend a variety of industries, the Compensation Committee believes it appropriate to use the General Industry Data in setting their compensation as it represents a cross section of consumer products and other industries, not just food industry companies.

The Compensation Committee is expressly authorized in its charter to retain independent legal, accounting or other advisors or experts at the Company’s expense. In fiscal year 2010, the Compensation Committee retained Hewitt Associates (“Hewitt”) as its independent executive compensation consultant. Hewitt was instructed to provide the Compensation Committee advice and ongoing recommendations regarding material executive compensation decisions, to review compensation proposals of management and to review information and advice provided by Hay Group. Hewitt provided no consulting services to the Company during fiscal year 2010.

How NEOs Are Compensated

Each NEO has an employment contract with the Company which, among other things, outlines the compensation payable to each. Once compensation decisions are made and an employment contract is executed, the NEO is entitled to receive the compensation provided for in his contract until it terminates or is amended. For a more detailed discussion of each NEO’s employment contract, see the section titled “Employment Contracts” in this Proxy Statement.

Donnie Smith. Mr. Smith assumed the role of President and CEO of the Company on November 19, 2009, replacing Mr. Tollett who had served as Interim President and CEO since January 5, 2009. Mr. Smith’s current employment contract was entered into on December 16, 2009. The Compensation Committee approved the final terms of the contract before it was executed. The decision to approve Mr. Smith’s contract and the compensation payable thereunder was based upon:

•	an evaluation of historical total compensation made to individuals with similar responsibilities at companies in the Compensation Peer Group;

•	an evaluation of the proposed total compensation in comparison to the Company’s other executive officers to ensure that compensation is commensurate with level of responsibility; and

•	recommendations from the Company’s human resources group and advice from compensation consultants engaged by the Company and the Compensation Committee.

All elements of compensation payable to Mr. Smith under his employment contract are fixed except base salary and annual cash bonuses. Decisions regarding whether to increase Mr. Smith’s salary and his participation in the Company’s annual cash bonus programs are made annually by the Compensation Committee. For a more detailed analysis regarding these decisions see the section titled “Elements of Compensation” in this Proxy Statement. Mr. Smith’s total compensation in fiscal year 2010 was below the 50th percentile of the Compensation Peer Group based on the most recently available published information.

Leland E. Tollett. Mr. Tollett assumed the role of Interim President and Chief Executive Officer of the Company on January 5, 2009. Mr. Tollett’s employment contract was entered into on June 5, 2009, to be effective as of January 5, 2009. Compensation decisions for Mr. Tollett were not based on the Company’s band structure. Instead, compensation payable to Mr. Tollett under his employment contract was determined after negotiations between Mr. Tollett, the Company’s principal shareholder and the Company’s Lead Independent Director. The Compensation Committee consulted with the principal shareholder and Lead Independent Director throughout the negotiation process and ultimately approved the final terms of the contract before it was executed. On November 19, 2009, Mr. Tollett stepped down from his position as Interim President and Chief Executive Officer and pursuant to his employment contract provided transition services to the Company for the remainder of fiscal year 2010. As provided in his employment contract, on October 3, 2010, Mr. Tollett entered into a consulting agreement with the Company to provide advisory services to the Company for a period which ends on Mr. Tollett’s death.

James V. Lochner. Mr. Lochner assumed the role of COO of the Company on November 19, 2009. His employment contract was entered into on December 16, 2009. The Compensation Committee approved the final terms of Mr. Lochner’s contract before it was executed. The decision to approve the contract and the compensation payable thereunder was based upon:

•	an evaluation of the proposed total compensation in comparison to the Company’s other executive officers to ensure that compensation is commensurate with level of responsibility; and

•	recommendations from the Company’s CEO and human resources group and advice from compensation consultants engaged by the Company and the Compensation Committee.

All elements of compensation payable to Mr. Lochner under his employment contract are fixed except base salary and annual cash bonuses. Decisions regarding whether to increase Mr. Lochner’s salary are made annually by the CEO, and his participation in the Company’s annual cash bonus programs are made annually by the CEO and the Compensation Committee. For a more detailed analysis regarding these decisions, see the section titled “Elements of Compensation” in this Proxy Statement. Mr. Lochner’s total compensation in fiscal year 2010 was below the 50th percentile of the Compensation Peer Group based on the most recently available published information.

All Other NEOs. The compensation payable to Messrs. King, Leatherby and White under their respective employment contracts is based on the band level designated to them prior to execution of their respective contracts. In fiscal year 2010, Messrs. King and White were compensated at the first band level and Mr. Leatherby was compensated at the second band level.

Elements of Compensation

The Company’s executive compensation program consists of:

•	base salary;

•	performance-based cash bonuses;

•	equity-based compensation;

•	financial, retirement and welfare benefit plans; and

•	certain defined perquisites.

Compensation Mix

Because of the ability of executive officers to directly influence the overall performance of the Company, and consistent with our philosophy of linking pay to performance, it is our goal to allocate a significant portion of compensation paid to our executive officers to performance-based, short- and long-term incentive programs. In addition, as an employee’s responsibility and ability to affect the financial results of the Company increases, base salary becomes a smaller component of total compensation and long-term, equity-based compensation becomes a larger component of total compensation, further aligning his or her interests with those of the Company and its shareholders. We strive to allocate total compensation in a manner that is market competitive with our peer groups. The table below illustrates the mix of total compensation for Mr. Smith, individually, and Messrs. Leatherby, King, Lochner and White, as a group, based on compensation paid in fiscal year 2010. Mr. Tollett is not included in the table below because his fiscal year 2010 compensation was based on his employment on an interim basis, which would produce atypical results for purposes of demonstrating the compensation mix with respect to executive officers.

Compensation Element	2010 Total Compensation Mix for Mr. Smith	2010 Total Compensation Mix for Messrs. Leatherby, King, Lochner and White
Base Salary	9.67%	14.63%
Performance-Based Cash Bonuses	42.54%	51.92%
Equity-Based Compensation	44.15%	26.58%
Financial, Retirement and Welfare Benefit Plans and Perquisites	3.64%	6.87%

Base Salary

Base salary is one element of executive compensation used to compensate NEOs for services rendered during the fiscal year. Each NEO’s employment contract with the Company sets a floor amount for base salary. The Compensation Committee approved such amounts for Messrs. Smith, Tollett and Lochner as part of its process in approving their respective employment contracts. Base salary amounts for all other NEOs are based on each NEO’s pre-determined band level. The Company’s band structure sets forth a target amount for base salary at each level. The CEO has discretion to set base salary above or below the target amount as he deems appropriate based on each NEO’s level of responsibility when employment contracts for these individuals are entered into or amended.

The employment contract for each NEO states that base salary is subject to annual increases but not decreases. The Compensation Committee has the ability to increase Mr. Smith’s base salary annually as it deems appropriate. The CEO has the discretion to make increases to base salaries for the other current NEOs as he deems appropriate. In determining whether to increase an NEO’s base salary, the Compensation Committee or the CEO, as applicable, considers the individual’s (i) past performance, (ii) potential for advancement with the Company, (iii) changes in level and scope of responsibility, and (iv) salaries of persons holding comparably responsible positions at companies represented in the General Industry Data. The Compensation Committee or the CEO also consider the Company’s general approach for annual salary merit increases for management to take into account cost of living adjustments. Neither the CEO nor the Compensation Committee assigns a particular weight to any factor. Annual salary merit increases for NEOs that are approved by the CEO are generally consistent with merit increases for other officers and management personnel.

The table below discloses the base salary in effect for each NEO at the end of fiscal years 2010 and 2009 and the percentage increase in their 2010 base salary from their 2009 base salary.

Named Executive Officer	End of Fiscal Year 2010 Salary	End of Fiscal Year 2009 Salary	Percentage Increase Over Fiscal Year 2009 Salary
Donnie Smith	$900,000	$550,000	63.6%
Dennis Leatherby	$550,000	$450,000	22.2%
Donnie King	$530,000	$430,000	23.3%
James V. Lochner	$900,000	$590,000	52.5%
Noel White	$530,000	$428,500	23.7%
Leland E. Tollett	$600,000	$600,000	0%

During fiscal year 2010, Messrs. Smith, King, Lochner and White were promoted into positions of increased responsibility and each of their salaries increased commensurately. When Mr. Leatherby became Executive Vice President and Chief Financial Officer in fiscal year 2008, the chief financial officer position was evaluated and redesignated at the second band level, resulting in a salary well below the 50th percentile of comparable positions in the General Industry Data. Due to Mr. Leatherby’s performance since becoming Chief Financial Officer, the CEO increased his salary during fiscal year 2010 so that his salary would be closer to the 50th percentile of comparable positions in the General Industry Data.

Performance-Based Annual Cash Bonuses

The employment contracts with our NEOs provide them an opportunity to receive cash bonus awards each year. In fiscal year 2010, the NEOs (other than Mr. Tollett) participated in the Tyson Foods, Inc. Annual Incentive Compensation Plan for Senior Executive Officers (“Executive Incentive Plan”). This plan is designed to align the interests of management towards the achievement of a common corporate goal. The Executive Incentive Plan is also designed to maximize the Company’s ability to deduct for tax purposes performance-based compensation paid to NEOs. Participants in the Executive Incentive Plan are selected each year by the Compensation Committee based on their potential to receive total compensation that may not otherwise be deductible by the Company for tax purposes. An NEO selected to participate in the Executive Incentive Plan is not eligible to participate in other bonus plans maintained by the Company. For fiscal year 2010, the Compensation Committee designated all NEOs as eligible participants under the Executive Incentive Plan.

Cash bonuses paid under the Executive Incentive Plan are based on performance measures established each year by the Compensation Committee. For fiscal year 2010, the Compensation Committee selected Adjusted EBIT as the performance measure under the plan. EBIT is the Company’s operating earnings (which takes into account accruals for bonus payments) before interest and taxes, and Adjusted EBIT takes into account any unusual or unique items, such as one-time gains or losses. The Compensation Committee believes Adjusted EBIT is an appropriate measure of Company performance to utilize in making performance-based compensation decisions because senior management uses this same measure, among others, to evaluate the day-to-day performance of the business. The Compensation Committee determined that the target Adjusted EBIT level for payment of target bonuses to Messrs. Smith and Lochner was $1,050,000,000 and that the Adjusted EBIT for payment of target bonuses to Messrs. Leatherby, King and White was $900,000,000. The difference in target Adjusted EBIT levels is based on the Compensation Committee’s desire for the Company to achieve its performance plan put in place at the beginning of fiscal year 2010 (Adjusted EBIT of $1,050,000,000) for Messrs. Smith and Lochner to be eligible to receive their target bonus while maintaining a lower and more attainable Adjusted EBIT level ($900,000,000) for other NEOs and management in general. The threshold level of Adjusted EBIT for payment of 50% of target bonuses was $720,000,000. Once Adjusted EBIT exceeded the target Adjusted EBIT amount, bonus eligibility for each NEO increased linearly. The bonus amounts paid to each NEO equaled their individual bonus eligibility at the actual Adjusted EBIT of $1,555,889,000.

The table below sets forth each NEO’s base salary at the end of fiscal year 2010, target bonus as a percentage of base salary, bonus amounts at applicable Adjusted EBIT target, and the amounts of the bonuses actually paid.

Name	2010 Salary	Target Bonus Percentage	Bonus at Adjusted EBIT Target (1)	Bonus at Actual Adjusted EBIT of $1,555,889,000
Donnie Smith	$900,000	150%	$1,350,000	$3,764,475
Dennis Leatherby	$550,000	100%	$550,000	$1,533,675
Donnie King	$530,000	110%	$583,000	$1,625,696
James V. Lochner	$900,000	150%	$1,350,000	$3,764,475
Noel White	$530,000	110%	$583,000	$1,625,696

(1)	Target Adjusted EBIT for Messrs. Smith and Lochner was $1,050,000,000 and for Messrs. Leatherby, King and White was $900,000,000.

The Compensation Committee set these target amounts with the goal of maintaining bonus opportunities at or near the 50th percentile of similar awards for persons holding comparably responsible positions at companies in the Compensation Peer Group and/or General Industry Data, as applicable.

Tollett Bonus. In fiscal year 2010, the Compensation Committee approved a cash bonus of $5,150,000 for Mr. Tollett. The Compensation Committee’s approval was based on several factors, including (a) the dramatic improvement in Company financial and operational performance under Mr. Tollett’s leadership, which occurred during a period of macroeconomic and industry-wide instability; (b) the Company’s Adjusted EBIT through the third quarter of fiscal year 2010 and its projections for Adjusted EBIT for fourth quarter of fiscal year 2010 as of the date of the Compensation Committee’s approval; (c) Mr. Tollett’s continued day-to-day service to the Company after his resignation as Interim President and CEO to assist in the transition of his duties to Mr. Smith; (d) Mr. Tollett’s decision to take a base salary during his tenure as Interim President and CEO that was significantly lower than the CEO of any member of the Compensation Peer Group; and (e) the fact that Mr. Tollett’s provision of consulting services on a full-time basis prior to his appointment as Interim President and Chief Executive Officer was significantly greater than Mr. Tollett was required to provide under his Senior Executive Employment Agreement to which he and the Company agreed in 1998.

Equity-Based Compensation

We believe equity-based compensation is an effective long-term incentive for executives and managers to create value for shareholders as the value of such compensation has a strong correlation to appreciation in the

Company’s stock price. Each NEO’s employment contract establishes the amounts of equity-based compensation the NEO will receive, if any, during the term of the contract. Given Mr. Tollett’s interim status and the desire of the Company and Mr. Tollett to enter into the consulting agreement, equity-based compensation was not a part of his contract. For Messrs. Smith and Lochner, these amounts were determined by the Compensation Committee. For Messrs. King, Leatherby and White, these amounts were determined based on their band level. The Company’s current band structure sets forth the number of stock options and the dollar amount of restricted stock and performance stock to be awarded. However, unlike base salary and cash bonuses, these amounts are not subject to adjustment.

The amounts and types of equity-based compensation to be awarded within the band levels are determined by management and/or the Compensation Committee with a view towards aligning the interests of executives and other managers with the interests of the Company’s shareholders. In determining these amounts, management and the Compensation Committee review the relation of long-term compensation to cash compensation and the perceived need of providing additional incentives to executives and managers to increase shareholder value and the value of equity based compensation awarded to NEOs is compared to awards made to executives in similar positions within the peer groups.

Stock Options. Stock options are the primary component of our equity based compensation. The Company believes that stock options provide NEOs with more incentive than restricted stock to increase returns and obtain increased share value, as the value of any stock options granted by the Company resides in the increase in share price over their grant prices. Each NEO’s employment contract sets forth the number of stock options the NEO is entitled to receive when the Company grants options to management. Stock options allow the Company to provide employees with a different incentive than base salary and cash bonuses because the options increase in value based on Company success rather than individual performance. Such options are awarded and approved annually by the Compensation Committee prior to or on a pre-determined grant date. The grant date for the fiscal year awards currently occurs four business days after the Company announces fiscal year-end financial results. The exercise price for option awards is the closing price for our stock as reported on the NYSE on the grant date. Option awards expire 10 years after the grant date. The Company does not backdate, re-price or grant equity awards retroactively. All stock options awarded prior to fiscal year 2010 vest in annual increments beginning on the second anniversary of the date of the award and become fully vested after five years; however, beginning in fiscal year 2010, the stock options vest in equal annual increments beginning on the first anniversary of the date of the award and become fully vested after three years. The Compensation Committee set the grant date of November 30, 2009 on May 6, 2010 and made final approval of the 2010 fiscal year stock option awards at its meeting held on November 19, 2009. The Compensation Committee also approved one-time grants to Messrs. Smith and Lochner on February 4, 2010, with a grant date of February 11, 2010. With respect to these one-time grants, the Compensation Committee unanimously determined that both NEOs’ promotions constituted extraordinary circumstances that caused it to not be in the Company’s best interest to set the grant price on a date that was at least six months in advance, which is the Company’s customary practice. For details regarding stock options granted to the NEOs in fiscal year 2010, see the table titled “Grants of Plan Based Awards During Fiscal Year 2010” in this Proxy Statement.

Restricted Stock. Restricted stock is granted when an employment contract is signed by an executive, and the number of shares of restricted stock to be awarded is set forth in the contract. The value of the restricted stock to be awarded to an NEO, other than the CEO or COO, is based on his or her designated band level. The actual number of shares of restricted stock granted is determined by dividing the designated band dollar value for restricted stock by the closing stock price on the day prior to the date the contract is offered. For example, if the designated band dollar value for restricted stock is $300,000 and the closing stock price on the day prior to the date the contract is offered to the executive is $15 per share, the contract offered to the executive will include a grant of 20,000 shares of restricted stock. Shares of restricted stock historically vested on the fifth anniversary of the grant date; however, for restricted stock grants made after August 1, 2009 the vesting period was shortened such that these restricted stock grants vest on the third anniversary of the grant date. For details regarding restricted stock awards granted to the NEOs in fiscal year 2010, see the table titled “Grants of Plan Based Awards During Fiscal Year 2010” in this Proxy Statement.

Performance Stock. Performance stock awards represent the right to receive shares of Company stock if certain performance criteria are met within the time period indicated in the grant. Performance criteria are typically measured three years from the date of grant and, if the performance criteria are achieved within this time period, the award typically vests two business days thereafter. On an annual basis, the Company’s senior management and human resources group meet to discuss the performance criteria options to be considered for the following year’s grants, which options are included in the Tyson Foods, Inc. 2000 Stock Incentive Plan. A list of eligible criteria were approved by shareholders to ensure tax deductibility for performance-based compensation. Based on these discussions and the direction provided by the Compensation Committee, the Company’s human resources group will prepare several options for the Compensation Committee’s review at its regularly scheduled August meeting. Through the course of its review and discussions, the Compensation Committee chooses one or more options that the Compensation Committee reasonably believes provide the appropriate balance between (i) significant performance measures aimed at increasing shareholder value if achieved, and (ii) performance measures that are reasonably attainable so as to motivate the officers to achieve the performance goals.

The performance criteria adopted by the Compensation Committee for performance stock awards granted in fiscal year 2010 compared the Company’s stock price performance against the stock price performance of companies making up the Compensation Peer Group. The right to receive Company stock under the performance shares is conditioned upon the executive officer remaining continuously in the employment of the Company from the grant date through the vesting date, subject to certain exceptions involving the death, disability or retirement of the executive officer. The vesting of performance shares awards granted in fiscal year 2010 is as follows:

•	33.33% of such shares vest if the Company’s stock outperforms five members of the Compensation Peer Group over a three-year period;

•	66.67% of such shares vest if the Company’s stock outperforms seven members of the Compensation Peer Group over a three-year period; and

•	all such shares vest if the Company’s stock outperforms nine members of the Compensation Peer Group over a three-year period.

The amount of annual performance stock awards were determined when the eligible NEOs entered into or amended their respective employment contracts. For all NEOs other than the CEO, this determination was based on such officer’s band level. The Company’s band structure and each NEO’s employment contract, other than Mr. Tollett’s, sets forth the aggregate dollar value of the performance stock to be awarded annually. The actual number of shares of performance stock granted is determined by dividing the designated band dollar value for performance shares by the closing price of the Company’s stock on the last trading day of the fiscal year. The grant date for annual performance stock awards occurs on the first business day of the fiscal year. The Compensation Committee approved the fiscal year 2010 performance stock awards at its November 19, 2009 meeting with a grant date of October 5, 2009. After August 1, 2009, new employment contracts did not contain provisions for performance stock awards and except where required by existing contract, the Company does not intend for performance stock awards to be a part of future executive officer compensation packages. The Company’s decision to eliminate performance shares was based on the Compensation Committee’s belief that the Company’s share price will reflect performance in a manner similar to performance stock measures, but stock options provide NEOs with a more direct means of achieving incentives that align with shareholders’ interests. For details regarding performance stock awards granted to the NEOs in fiscal year 2010, see the table titled “Grants of Plan Based Awards During Fiscal Year 2010” in this Proxy Statement.

General Benefits

Our NEOs are eligible to participate in the Company’s financial, retirement and welfare plans that are generally available to all employees of the Company. The NEOs are also eligible to participate in certain plans, which are described below, that are only available to contracted officers and managers. We believe these benefits are a basic component in attracting, motivating and retaining executives and are comparable to the benefits offered by the companies in our peer groups according to market data.

Deferred Compensation. The SERP is a nonqualified deferred compensation plan providing life insurance protection during employment and a subsequent retirement benefit to certain officers of the Company, including all NEOs, other than Mr. Tollett. The retirement benefit is a lifetime annuity. The primary formula for calculating the amount of such benefit is one percent of the average annual compensation paid to the participant for his or her final five years of service multiplied by his or her years of creditable service. The SERP also provides for catch-up accruals for certain grandfathered participants (officers prior to 2002 receive an additional one percent of their final 5 year average annual compensation multiplied by their final five years of creditable service). In addition, participants with at least 20 years of vesting service are generally eligible for a minimum benefit and a tax allowance based on the amount of their executive life insurance premium at the male nonsmoker rate. Participants do not vest in the retirement benefits until attaining age 62, although a participant who attains at least age 55 and whose combination of age and years of vesting service equal or exceed 70 vests on the date that the early vesting rule is satisfied. A participant who vests in his or her retirement benefit prior to age 62 may retire early and receive an actuarially reduced benefit. A participant who terminates employment before vesting or who is terminated for cause, even if fully vested, is not entitled to any benefits under the SERP. A participant who terminates because of disability is eligible for a fully vested and unreduced minimum benefit. The Compensation Committee has the discretion to grant early retirement benefits under the plan.

If a participant in the SERP dies, the participant’s beneficiaries receive a death benefit under the life insurance portion of the SERP. As of October 2, 2010, the life insurance portion of the SERP provided a death benefit of $3,000,000 for each of Messrs. Smith and Lochner and $2,000,000 for each of Messrs. Leatherby, King and White. Given the interim nature of his employment, Mr. Tollett did not participate in the SERP. Additional information about our SERP is included in the narrative text following the table titled “Pension Benefits for Fiscal Year 2010” in this Proxy Statement.

Welfare Plans. Our NEOs and other executives participate in our broad-based employee welfare plans, including medical, dental, vision and insurance. These plans and benefits are available to all salaried employees. In addition, contracted officers and managers, including our NEOs, have an additional health insurance benefit, known as the Executive Medical Reimbursement Plan (“EMRP”). The EMRP reimburses contracted officers and certain contracted managers of the Company or any subsidiary or affiliate (including the NEOs) and their covered dependents up to 100% of medical, prescription drug, dental and vision expenses not covered by Company plans. The benefits eligible to be reimbursed include only those expenses allowable as tax deductions for the Company under tax regulations existing at the time of reimbursement. Benefits through this plan are limited to annual maximums which vary based on position with the Company ($30,000 for each NEO). Each participant is charged a supplemental premium for this benefit.

Retirement Plans. We also provide the following qualified and nonqualified plans to the NEOs:

•	Employee Stock Purchase Plan;

•	Retirement Savings Plan;

•	Executive Savings Plan; and

•	Executive Long-Term Disability Plan.

With the exception of the Executive Savings Plan and the Executive Long-Term Disability Plan, the NEOs are eligible to participate in the same tax qualified financial and retirement plans as the Company’s other employees.

Employee Stock Purchase Plan. The Employee Stock Purchase Plan is a nonqualified benefit plan available to all NEOs and to most employees (some bargaining units do not participate). The purpose of the plan is to offer employees who participate a way to purchase our common stock on terms better than those available to a typical investor. Participants are eligible to participate on the first day of the month following three months of service and can contribute (on an after tax basis) up to 20% of base pay to this plan per pay period. After one year of service the Company will match 25% of the first 10% of base pay contributed. The plan provides for 100% immediate vesting.

Retirement Savings Plan. The Retirement Savings Plan is a qualified benefit plan (401(k)) available to all NEOs and to most employees (some bargaining units do not participate). The plan allows employees who participate to save money for retirement while deferring income taxes on the amount saved and any earnings on those amounts until the funds are withdrawn. Participants are eligible to participate on the first day of the month following three months of service and can contribute from 2% to 60% of base pay to this plan per pay period, subject to IRS annual limits on contributions and compensation. After one year of service the Company will match 100% of the first 3% of base pay contributed, plus 50% of the next 2% contributed. This plan provides for 100% immediate vesting.

Executive Savings Plan. The Executive Savings Plan is a nonqualified deferred compensation plan available to the NEOs and other highly compensated employees of the Company. The plan is available for those who wish to defer additional dollars over and above the IRS limits for qualified plans. After reaching the annual IRS limits in the Retirement Savings Plan, participants can begin deferring up to 100% of base pay into this plan. Participants can also defer up to 100% of annual bonus to this plan. All deferrals and payout elections to this plan must be elected by December 31 of the year prior to the deferral year. This plan provides Company matching contributions in the same manner and amount as the Retirement Savings Plan not otherwise matched under the Retirement Savings Plan. Participants in the plan have the option to invest deferred monies in an account accruing interest at the prime rate as reported in the Wall Street Journal plus 2%. This plan provides for 100% immediate vesting. Additional information on the Executive Savings Plan can be found in the narrative text following the table titled “Nonqualified Deferred Compensation for Fiscal Year 2010” in this Proxy Statement.

Executive Long-Term Disability Plan. Officers and certain managers of the Company or any subsidiary or affiliate who are party to a written employment contract (including the NEOs) participate in the Executive Long-Term Disability Plan. This plan replaces (tax free) up to 60% of “insured earnings” to a maximum benefit of $25,000 per month. “Insured Earnings” includes salary, annual bonus and a portion of the current estimated value of restricted stock and stock options. The value of the premiums paid by the Company, plus estimated income taxes thereon, are included in the participant’s taxable income.

Perquisites

Pursuant to the employment contracts with the NEOs, we provide certain perquisites that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Company pays any taxes owed by the NEOs on certain of these perquisites. The value of these perquisites and the estimated income taxes thereon are imputed as income to the executive. The Compensation Committee believes that these personal benefits provide executives with benefits comparable to those they would receive at other companies within our peer groups and are necessary for us to remain competitive in the marketplace. The Compensation Committee reviews the perquisites on a periodic basis, to ensure that they are appropriate in light of the Company’s total compensation program and market practice. As part of its review in fiscal year 2010, the Compensation Committee reduced the types of perquisites available to NEOs. For the last completed fiscal year, we provided a life insurance policy, an executive medical reimbursement plan, an executive long-term disability plan, and personal use of Company provided cellular phones to all NEOs. In addition, Messrs. Smith, Lochner and Tollett were permitted by their employment contracts to personal use of Company-owned aircraft. We also provided relocation expenses to Mr. Lochner. The attributed cost of the perquisites described above for the NEOs for fiscal year 2010 is described in the “All Other Compensation” column of the “Summary Compensation Table for Fiscal Years 2010, 2009, and 2007” in this Proxy Statement.

Employment Contracts

The Company has entered into employment contracts with each NEO. A summary description of these contracts is provided below.

Donnie Smith. The employment contract Mr. Smith was subject to during fiscal year 2010 until December 16, 2009, became effective on August 10, 2009, and provided for, among other things, a minimum base salary of $550,000 per year, a grant of 117,680 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract and a one-time award of 26,247 shares of restricted stock. Following his promotion to President and CEO on November 19, 2009, the Company and Mr. Smith entered into a new three-year employment agreement effective as of December 16, 2009, which provides for, among other things, an annual base salary of not less than $900,000, a grant of 400,000 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract, a one-time grant of 282,320 options on the date that was four business days after the Company released its earnings for its fiscal first quarter of 2010, and a one-time award of 118,671 shares of restricted stock. Additionally, Mr. Smith is entitled to certain perquisites, including personal use of Company-owned aircraft for up to 50 hours per year during the term of Mr. Smith’s employment agreement. Under the terms of the employment contract, the Company has agreed to reimburse Mr. Smith and gross-up any tax liability incurred by Mr. Smith through his use of Company-owned aircraft. In conjunction with the termination of the previous contract, Mr. Smith elected to receive an immediate vesting of 2,925 shares of previously-awarded restricted shares and the remaining 23,322 shares of the original grant plus 165 shares received as dividends were cancelled.

Leland E. Tollett. On June 5, 2009, the Company and Mr. Tollett entered into an Executive Employment Agreement, to be effective as of January 5, 2009, relating to Mr. Tollett’s service as Interim President and Chief Executive Officer. Pursuant to his employment contract, Mr. Tollett was entitled to receive a minimum base salary of $600,000 per annum. In addition, any bonus plan for Mr. Tollett was to be agreed-upon and submitted to the Compensation Committee for approval. Mr. Tollett was also eligible to utilize Company-owned aircraft for personal use. The Company also agreed to reimburse Mr. Tollett for any and all income tax liability incurred by Mr. Tollett in connection with this perquisite. Mr. Tollett’s employment contract provided for a three-year non-compete obligation from Mr. Tollett following the termination of employment with the Company.

On November 19, 2009, Mr. Tollett stepped down from his position as Interim President and Chief Executive Officer, but his employment continued through the end of fiscal year 2010, pursuant to his employment contract, in order to assist in transitioning his duties to Mr. Smith. Effective October 3, 2010, Mr. Tollett entered into a consulting agreement, which was previously negotiated and attached as an exhibit to his Executive Employment Agreement, pursuant to which Mr. Tollett will provide advisory services to the Company for a period which ends on Mr. Tollett’s death. Mr. Tollett and the Company agreed to the terms of the consulting agreement in lieu of Mr. Tollett receiving any equity-based compensation during his tenure as the Interim President and Chief Executive Officer. As compensation for the advisory services provided to the Company under the consulting agreement, Mr. Tollett will receive $300,000 per annum during the term of his consulting agreement (if Mr. Tollett dies during the first ten years of the term of his consulting agreement, the annual cash compensation payment will be paid to his estate until the tenth anniversary of the effective date of his consulting agreement). Also, Mr. Tollett and his spouse will receive health insurance available to Mr. Tollett at the time of his retirement for their respective lifetimes.

Other Executive Officers. We also have employment contracts with our other executive officers, including Messrs. King, Leatherby, Lochner and White. These contracts, which are described below in more detail, provide for a minimum base salary and participation in Company employee benefit plans including, specifically, stock options and restricted stock as an incentive to an officer’s long term commitment to the Company and the willingness to agree to a one-year non-compete obligation.

The employment contract for Mr. Leatherby, which has a term of five years, became effective on June 6, 2008 and provides for, among other things, a minimum base salary of $450,000 per year (which has subsequently been increased to $550,000 per year), a grant of 40,000 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract, a one-time award of 41,399 shares of restricted stock and an award of performance stock having a maximum aggregate value of $225,000 on the first business day of each of the Company’s 2009, 2010, 2011, 2012 and 2013 fiscal years.

The employment contract Mr. King was subject to during fiscal year 2010 until December 9, 2009, became effective on March 6, 2007, and provided for, among other things, a minimum base salary of $415,000 per year (which had been subsequently increased to $430,000 per year), a grant of 40,000 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract, two awards totalling 29,183 shares of restricted stock and an award of performance stock having a maximum aggregate value of $375,000 on the first business day of each of the Company’s 2008, 2009 and 2010 fiscal years. On December 9, 2009, Mr. King entered into a new three-year employment agreement with the Company upon his promotion to Senior Group Vice President, Poultry and Prepared Foods. His new contract provided for, among other things, a minimum base salary of $530,000 per year, a grant of 117,680 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract, and a one-time award of 24,096 shares of restricted stock. In conjunction with the termination of the previous contract, Mr. King elected to receive an immediate vesting of 12,782 shares of previously-awarded restricted shares and the remaining 10,447 shares of the original grant plus 738 shares received as dividends were cancelled; in addition, Mr. King received cash in an amount equal to the market value of 75 shares representing shares attributable as dividends but not issued prior to the vesting. 5,954 restricted shares of those awarded at the time of Mr. King’s March 6, 2007 contract, plus an additional 189 shares received as dividends, previously vested on October 4, 2009.

The employment contract Mr. Lochner was subject to during fiscal year 2010 until December 16, 2009, became effective on October 3, 2005 and provided for, among other things, a minimum base salary of $515,000 per year (which had been subsequently increased to $590,000 per year), a grant of 50,000 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract, two awards totaling 18,061 shares of restricted stock and an award of performance stock having a maximum aggregate value of $450,000 on the first business day of each of the Company’s 2006, 2007 and 2008 fiscal years. On December 16, 2009, the Company entered into a new three-year employment agreement with Mr. Lochner in connection with his promotion to COO on November 19, 2009. The new agreement terminates on December 16, 2012. Mr. Lochner’s employment agreement provides for an annual base salary of not less than $900,000, a grant of 325,000 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract, a one-time grant of 275,000 options on the date that was four business days after the Company released its earnings for its fiscal first quarter of 2010, and a one-time award of 77,136 shares of restricted stock. Additionally, Mr. Lochner is entitled to certain perquisites, including personal use of Company-owned aircraft for up to 50 hours per year during the term of his employment agreement. The Company has agreed to reimburse Mr. Lochner and gross-up any tax liability incurred by him through his use of Company-owned aircraft. In conjunction with the termination of the previous contract, Mr. Lochner elected to receive an immediate vesting of 9,771 shares of previously-awarded restricted shares and the remaining 1,420 restricted shares plus 571 shares received as dividends were cancelled; 6870 restricted shares plus 327 shares received as dividends previously vested on October 4, 2009.

The employment contract Mr. White was subject to during fiscal year 2010 until December 21, 2009, became effective on October 3, 2005, and provided for, among other things, a minimum base salary of $415,000 per year (which had been subsequently increased to $428,500 per year), a grant of 40,000 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract, two awards totaling 18,559 shares of restricted stock and an award of performance stock having a maximum aggregate value of $375,000 on the first business day of each of the Company’s 2006, 2007 and 2008 fiscal years. On December 21, 2009, Mr. White entered into a new three-year employment agreement with the Company upon his promotion to Senior Group Vice President, Fresh Meats. His new contract provided for, among other things, a minimum base salary of $530,000 per year, a grant of 117,680 options on each grant date specified by the Company for the grant of options to employees generally that occurs during the term of his contract, and a one-time award of 24,096 shares of restricted stock. In conjunction with the termination of the previous contract, Mr. White elected to receive an immediate vesting of 8,272 shares of previously-awarded restricted shares and the remaining 1,201 restricted shares plus 452 shares received as dividends were cancelled. 9,086 restricted shares of those awarded at the time of Mr. White’s October 3, 2005 contract, plus an additional 433 shares received as dividends, previously vested on October 4, 2009.

The minimum base salaries for these executive officers are subject to increase by the CEO each year. In addition, the officers are eligible to receive cash bonuses under the Company’s cash bonus plans and annual equity awards based on such officer’s band level (except for the CEO and COO, whose annual equity awards are determined by the Compensation Committee). While the contracts terminate by their terms after three years (except for Mr. Leatherby’s contract, which terminates in five years), the NEO has the right to terminate it, subject to the non-compete obligation, at any time upon ninety days’ notice, and the Company has the right to terminate the contract at any time upon written notice subject to the obligation, if terminated without cause, to continue to pay base salary for a period specified in the contract and subject to provisions relating to the early vesting of equity-based compensation upon such termination.

In 2009, the Company undertook a review of its employment contracts with executives in an effort to determine if present length of contract and vesting terms were consistent with the Compensation Peer Group and the General Industry Data. Based upon this review, the Company, in consultation with the Compensation Committee, decided to shorten the term of executive contracts (from five years to three years).

Certain Benefits Upon a Change in Control

Termination following a Change in Control. Except for Mr. Tollett’s agreement, each employment contract between the Company and our NEOs in fiscal year 2010 contained certain benefits payable to the officer if the officer’s employment was terminated without cause following a change in control of the Company. The Compensation Committee believes these benefits are an important part of the total executive compensation program because they protect the Company’s interest in the continuity and stability of the executive group. The Compensation Committee also believes that the change in control benefits are necessary to retain and attract highly qualified executives and help to keep them focused on minimizing interruptions in business operations by reducing any concerns they may have of being terminated prematurely and without cause during any ownership transition. Because of the anticipated short term nature of Mr. Tollett’s employment contract and the corresponding lack of equity-based compensation that normally becomes payable over an extended period, change in control provisions were not included in Mr. Tollett’s employment contract.

Impact of Change in Control on the SERP. No later than thirty days after a change in control of the Company a grantor trust will be created under the SERP and will be funded with the present value of the higher of (i) the minimum defined benefit, or (ii) all accrued benefits for each participant under the SERP. Participants will vest in a benefit equal to the amount calculated under the general provisions of the SERP as of the effective date of the change in control, but without regard to any age or service requirements, if following the change in control the SERP is terminated in a manner that adversely affects a participant or a participant experiences a termination of employment (other than a voluntary resignation without good reason or an involuntary termination for cause). For this purpose, “good reason” means: (i) a substantial adverse change in position, duties, title or responsibilities; (ii) any material reduction in base salary or annual bonus opportunity or benefit plan coverages; (iii) any relocation required by the Company to an office or location more than 25 miles from the current location; or (iv) failure by a successor to assume the plan. Payment of the amount calculated as of the effective date of the change in control would begin following termination of employment, regardless of age, on an actuarially adjusted basis.

Executive Life Insurance Program. Following a change in control of the Company, the Company will continue to pay the annual life insurance premiums (plus a tax gross-up based on the withholding rates for supplemental wages) under the Executive Life Insurance Program for active participants on the date of the change in control up to the earlier of termination of employment or age 62.

Severance and change in control information is more particularly described in the sections titled “Potential Payments Upon Termination” and “Potential Payments Upon a Change in Control” in this Proxy Statement.

Tax and Accounting Considerations

Limits on Deductibility of Compensation. Section 162(m) generally prevents public corporations from deducting as a business expense that portion of compensation paid to NEOs that exceeds $1,000,000 unless it qualifies as “performance-based compensation” under Section 162(m). The goal of the Compensation Committee is to comply with the requirements of Section 162(m), to the extent possible, to avoid losing this deduction. However, the Compensation Committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives. For this and other reasons, the Compensation Committee will not necessarily limit executive compensation to the amount deductible under Section 162(m). The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. Compensation paid under the Company’s Executive Incentive Plan is deductible under Section 162(m). The Executive Incentive Plan serves two purposes: (1) to reward executive officers for the achievement by the Company of certain performance goals as established by the Compensation Committee and (2) to allow the Company to maximize the Company’s ability to deduct performance-based compensation paid to executive officers under other performance-based plans to which Section 162(m) is not applicable. Notwithstanding the Executive Incentive Plan, $811,559 of Mr. Lochner’s compensation during fiscal year 2010 and $106,131 of Mr. King’s compensation during fiscal year 2010 are not expected to qualify for deduction.

Compensation Expense. Effective for fiscal year 2006, the Company began accounting for equity-based awards by recognizing the compensation expense of a stock option award to an employee based on the fair value of the award on the grant date. The Company has determined the fair value of these awards based on the assumptions set forth in Note 14 to our fiscal year 2010 audited financial statements included in our most recent Form 10-K for the fiscal year ended October 2, 2010, compensation expense of restricted stock awards to an employee is based on the stock price at grant date, and deferred cash awards are based on the amount of the award. The compensation expense for stock options, restricted stock, restricted stock units and deferred cash is ratably recognized over the vesting period.

Stock Ownership Program

In 2004, the Company adopted stock ownership and holding requirements that require senior officers to maintain a minimum equity stake in the Company. The requirements, which were modified in March 2010, were put into place to strengthen the alignment between the interest of the Company’s senior officers and the interests of its shareholders.

The Company’s band structure sets forth the minimum amount of shares of Company stock an officer must own if designated at or above the third band level. These ownership requirements are reviewed and modified, if necessary, by the Company at the beginning of the fiscal year of every even numbered fiscal year or after a significant increase or decrease in the share price. Each person subject to the requirements has five years from the effective date of their current employment contract to achieve these levels of ownership. The levels are set at a dollar amount for each band level. Officers that are promoted into new bands will be assigned the appropriate ownership levels based on the new contract and will have five years from the date of their new contract to comply with their new ownership requirements.

If an officer does not meet these requirements by the end of such officer’s fourth year, 25% of any cash bonus awarded to the officer will be converted to a restricted stock grant, which will be included in the officer’s ownership levels. Such conversions shall be mandatory until the officer’s ownership level complies with the holding requirements.

For purposes of this program, a share of Company stock will be considered owned by an officer if it is granted as a restricted share under an employment contract or owned outright by the officer, the officer’s spouse or child, or in a trust established by the officer or as part of an employee benefit program, including the Employee Stock Purchase Plan. Unexercised stock options and performance shares do not count toward stock ownership requirements.

Risk Considerations in our Overall Compensation Program

We believe that the Company’s compensation program is structured in such a way as to discourage excessive risk-taking. In making this determination, we considered various aspects of our compensation program, including the mix of fixed and performance-based compensation for management and other key employees. The Company’s performance-based compensation awards are designed to reward both short- and long-term performance. By linking a portion of total compensation to the Company’s long-term performance, we mitigate any short-term risk that could be detrimental to the Company’s long-term best interests and the creation of shareholder value. Another aspect we considered is our practice of increasing an individual’s equity-based, performance compensation as a percentage of his or her total compensation as his or her responsibility and ability to affect the financial results of the Company increases. Such equity-based performance awards are subject to multi-year vesting periods and derive their value from the Company’s total performance, which we believe further encourages decision-making that is in the long-term best interests of the Company and its shareholders. Finally, we considered our stock ownership guidelines for senior executive officers, who we believe can have the greatest internal influence on the financial performance of the Company. These stock ownership guidelines are designed to strengthen the alignment between the interests of our senior officers and the Company’s shareholders. We believe these guidelines discourage any risk-taking that could be detrimental to the long-term interests of the Company, its performance, or our stock price. In conclusion, we believe that the Company’s compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE COMPENSATION COMMITTEE

We, the Compensation Committee of the Board of Directors of Tyson Foods, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Tyson Foods, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 2, 2010.

Compensation Committee of the Board of

Directors

Kevin M. McNamara, Chairman

Brad T. Sauer

Robert Thurber

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2010, 2009 and 2008

The table below provides summary information concerning cash and certain other compensation we paid to or accrued for our NEOs (except for Messrs. King and White) during fiscal years 2010, 2009 and 2008. Information for Messrs. King and White is provided for fiscal year 2010 only, as neither were NEOs in fiscal years 2008 and 2009.

Name and Principal Position	Year	Salary($)			Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)		All Other Compensation ($)(5)		Total($)
Donnie Smith,	2010		$855,577			$0		$1,478,641		$2,428,629		$3,764,475		$156,384		$166,116		$8,849,822
President and Chief Executive Officer	2009 2008	$ $	542,308 445,154		$ $	0 65,000	$ $	423,104 128,989	$ $	51,600 208,800	$ $	0 0	$ $	78,946 70,186	$ $	80,175 82,499	$ $	1,176,133 1,000,628
Dennis Leatherby,	2010		$523,077			$0		$77,618		$176,800		$1,533,675		$157,271		$84,597		$2,553,038
Executive Vice President and Chief Financial Officer	2009		$467,308			$0		$77,480		$51,600		$0		$65,003		$77,251		$738,642
	2008		$377,358			$66,000		$592,916		$41,760		$0		$49,736		$68,966		$1,196,736

Donnie King,	2010		$513,077			$0		$431,538		$176,800		$1,625,696		$77,791		$58,895		$2,883,797
Senior Group Vice President, Poultry and Prepared Foods

James V. Lochner,	2010		$860,654			$0		$961,127		$2,080,000		$3,764,475		$265,255		$272,695		$8,204,206
Chief Operating Officer	2009		$612,692			$0		$0		$64,500		$0		$161,618		$626,741		$1,465,551
	2008		$583,673			$92,666		$154,789		$261,000		$0		$237,306		$167,445		$1,496,879
Noel White,	2010		$512,823			$0		$295,911		$176,800		$1,625,696		$108,378		$105,521		$2,825,129
Senior Group Vice President, Fresh Meats

Leland E. Tollett,	2010		$600,000			$5,150,000		$0		$0		$0		$41		$183,227		$5,933,268
Former Interim President and Chief Executive Officer	2009		$477,652	(6)		$0		$0		$0		$0		$54		$55,753		$533,459
	2008		$187,401	(7)		$0		$0		$0		$0		$112		$19,706		$207,219

(1)	The amounts reflected in this column are cash bonuses paid to NEOs pursuant to a bonus plan only in effect for fiscal year 2008 and a discretionary bonus awarded by the Compensation Committee to Mr. Tollett for fiscal year 2010.
(2)

In accordance with recent SEC rule changes, the amounts included in these columns are the aggregate grant date fair value for stock and option awards granted in the fiscal year shown computed in accordance with the stock-based compensation accounting rules set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The assumptions used in the calculation of the amounts shown are included in Note 14 to our audited consolidated financial statements for fiscal year 2010, which are included in our Annual Report on Form 10-K for the fiscal year ended October 2, 2010. The grant date fair value of the shares of restricted stock awarded on December 9, 2009 is determined based on a per-share amount of $12.54, which was the closing price of our Class A Common Stock on the NYSE on that date. The grant date fair value of the shares of restricted stock awarded on December 16, 2009 is determined based on a per-share amount of $12.46, which was the closing price of our Class A Common Stock on the NYSE on that date. The grant date fair value of the shares of restricted stock awarded on December 21, 2009 is determined based on a per-share amount of $12.28, which was the closing price of our Class A Common Stock on the NYSE on that date. The number of performance shares that vest, if any, depends on whether we achieve certain levels of performance with respect to the performance measures tied to the performance share awards. The grant date fair values of the performance share awards included in such amounts are based on the probable outcome of those awards as of the grant date, i.e., the probable payout of such awards based on what we have determined, in accordance with the stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards.

Our NEOs do not realize the value of equity-based awards until the awards vest. The actual value that an NEO will realize from these awards is determined by the Company’s future performance and share price, and may be higher or lower than the amounts indicated in the table, which represent the full grant date fair value of such awards. Descriptions of these awards are provided under “Compensation Discussion and Analysis” in this Proxy Statement.

(3)	As further described in the subsection titled “Elements of Compensation—Performance-Based Annual Cash Bonuses” under the “Compensation Discussion and Analysis” section of this Proxy Statement, the amounts reflected in this column are cash bonuses paid to NEOs that are based on the performance of the Company.
(4)	The amount reflected in this column for each of the following individuals includes above market earnings for fiscal years 2010, 2009 and 2008, respectively, on nonqualified deferred compensation as follows: Mr. Smith - $455, $695 and $1,747; Mr. Leatherby - $787, $1,566 and $4,646; Mr. King - $11 (2010 only); Mr. Lochner - $10,095, $23,532 and $79,989; Mr. White - $1,711 (2010 only); and Mr. Tollett - $41, $54 and $112. The amount reflected in this column for each of the following individuals also includes the change in pension values for fiscal years 2010, 2009 and 2008, respectively, as follows: Mr. Smith $155,929, $78,251 and $68,439; Mr. Leatherby - $156,484, $63,437 and $45,090; Mr. King - $77,780 (2010 only); Mr. Lochner - $255,160, $138,086 and $157,317; Mr. White - $106,667 (2010 only); and Mr. Tollett $0, $0 and $0. For the assumptions used to determine the change in the pension value, see the table titled “SERP Assumptions” in this Proxy Statement.
(5)	The amounts in this column represent the sum of all other compensation and perquisites received by the NEOs in fiscal years 2010, 2009 and 2008, including, without limitation, the following:

Name	Year	Reimbursement of Taxes	Executive Life Insurance	Matching Contribution under the Company’s Employee Stock Purchase Plan	Company Contribution under the Executive Savings Plan	Company Contribution under the Retirement Savings Plan	Perquisites(a)
Donnie Smith	2010	$33,724	$47,460	$21,389	$25,269	$9,800	$28,474	(b)
	2009	$13,096	$22,746	$12,692	$12,431	$9,800	*
	2008	$14,473	$27,295	$5,564	$14,742	$9,200	$11,225
Dennis Leatherby	2010	$13,568	$26,993	$13,077	$11,815	$9,800	*
	2009	$12,334	$24,539	$11,683	$9,585	$9,800	*
	2008	$10,839	$20,064	$9,434	$8,366	$9,200	$11,063
Donnie King	2010	$12,459	$22,585	$9,005	$0	$4,900	*
James V. Lochner	2010	$65,999	$68,312	$19,365	$25,534	$9,800	$83,685	(c)
	2009	$208,338	$33,094	$13,786	$15,615	$9,800	$346,108
	2008	$35,815	$33,094	$13,133	$24,132	$9,200	$52,071
Noel White	2010	$16,903	$44,961	$12,821	$11,372	$9,800	*
Leland E. Tollett	2010	$47,287	$0	$15,000	$4,954	$9,800	$106,186	(d)
	2009	$8,126	$0	$11,941	$4,246	$11,050	$20,390
	2008	$1,865	$0	$4,685	$2,100	$4,396	*

*	Indicates value less than $10,000.
(a)	The amounts in this column include premiums paid by the Company for a long-term disability insurance policy for each NEO (other than Mr. Tollett) and a medical reimbursement policy for each NEO in fiscal year 2010; however, the amounts for these benefits in the amounts less than $10,000 for each are not quantified herein.
(b)	For Mr. Smith, the fiscal year 2010 amount includes $18,730 for personal use of Company-owned aircraft. The Company also provided to Mr. Smith a gift card valued at $400.

(c)	For Mr. Lochner, this amount includes $29,341 for personal use of Company-owned aircraft and $45,000 for a moving allowance.
(d)	For Mr. Tollett, this amount includes $98,819 for personal use of Company-owned aircraft.

The values expressed for personal use of Company-owned aircraft are based on the aggregate incremental cost to the Company using a method that accounts for fuel, maintenance, landing fees, other associated travel costs and charter fees. All NEOs’ personal use of Company-owned aircraft is in accordance with their employment contract, moreover, such use must comply with the Company’s then existing aircraft policy and not interfere with the Company’s use of the aircraft.

The values of all perquisites are based on the incremental aggregate cost to the Company and are individually quantified only if they exceed the greater of $25,000 or 10% of the total amount of perquisites for such NEO.

(6)	Included in this amount is $31,250 paid by the Company pursuant to an advisory agreement in effect prior to Mr. Tollett’s appointment as Interim President and Chief Executive Officer.
(7)	This amount represents monies paid by the Company pursuant to an advisory agreement with Mr. Tollett.

Grants of Plan Based Awards During Fiscal Year 2010

The table below provides information on stock options, restricted stock, and equity and cash-based performance awards granted to each of the Company’s NEOs during the fiscal year ended October 2, 2010.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Under- lying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Donnie Smith	11/30/09	11/19/09									117,680	12.02	$520,146
	12/14/09	12/14/09	$562,500	$1,350,000	$10,000,000
	12/16/09	12/14/09							118,671	(6)			$1,478,641
	02/11/10	02/04/10									282,320	15.96	$1,908,483
Dennis Leatherby	10/05/09	11/19/09				6,088	12,175	18,263					$77,618
	11/30/09	11/19/09									40,000	12.02	$176,800
	12/14/09	12/14/09	$275,000	$550,000	$10,000,000
Donnie King	10/05/09	11/19/09				10,146	20,292	30,438					$129,362
	11/30/09	11/19/09									40,000	12.02	$176,800
	12/09/09	12/9/09							24,097	(7)			$302,176
	12/14/09	12/14/09	$291,500	$583,000	$10,000,000
James V. Lochner	11/30/09	11/19/09									50,000	12.02	$221,000
	12/14/09	12/14/09	$562,500	$1,350,000	$10,000,000
	12/16/09	12/14/09							77,137	(6)			$961,127
	02/11/10	02/04/10									275,000	15.96	$1,859,000
Noel White	11/30/09	11/19/09									40,000	12.02	$176,800
	12/14/09	12/14/09	$291,500	$583,000	$10,000,000
	12/21/09	12/21/09							24,097	(8)			$295,911
Leland E. Tollett			—	—	—	—	—	—	—		—	—	—

(1)	The amounts in these columns represent the threshold, target and maximum amounts payable for performance in fiscal year 2010 under the Executive Incentive Plan. For more detailed information on the Executive Incentive Plan and potential payments thereunder, see the discussion and table in the section titled “Compensation Discussion and Analysis” in this Proxy Statement.
(2)	The amounts in these columns represent the threshold, target and maximum amount of performance shares which would be awarded upon the achievement of specified performance criteria. For a more detailed discussion on performance shares, see the section titled “Compensation Discussion and Analysis” in this Proxy Statement.
(3)	NEOs, as well as all other recipients of restricted stock awards, are entitled to dividends on restricted stock. During the restricted period, dividends paid on the restricted stock are used to purchase additional shares of restricted stock pursuant to the provisions of the restricted stock award. These additional shares are then credited to the NEO’s account and are received when and if the award vests.
(4)	The stock options are nonqualified stock options and expire on November 30, 2019, except the nonqualified stock options granted to Messrs. Smith and Lochner on February 11, 2010 expire on February 11, 2020.
(5)	Pursuant to the terms of the Tyson Foods, Inc. 2000 Stock Incentive Plan, the exercise price represents the closing price of our Class A Common Stock on the grant date.
(6)	This represents an award of restricted stock consistent with the Company’s practice of awarding restricted stock when an executive executes an employment contract. These shares are scheduled to vest on December 16, 2012.
(7)	This represents an award of restricted stock consistent with the Company’s practice of awarding restricted stock when an executive executes an employment contract. These shares are scheduled to vest on December 9, 2012.
(8)	This represents an award of restricted stock consistent with the Company’s practice of awarding restricted stock when an executive executes an employment contract. These shares are scheduled to vest on December 21, 2012.

Description of Plan Based Awards

Each of the equity awards reported in the “Grants of Plan Based Awards During Fiscal Year 2010” table was granted under the Company’s 2000 Stock Incentive Plan. The non-equity awards were granted under the Executive Incentive Plan. Material terms of these plans and more information on plan-based and incentive awards are described in the subsection titled “Elements of Compensation” under the “Compensation Discussion and Analysis” section of this Proxy Statement.

Outstanding Equity Awards at 2010 Fiscal Year-End

The table below provides information on the stock options, restricted stock and performance share awards held by each of the Company’s NEOs as of October 2, 2010.

	Option Awards							Stock Awards
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Donnie Smith	10/10/02	1,392	0			$9.64	10/10/12
	9/19/03	2,784	0			$13.33	9/19/13
	9/29/04	6,000	0			$15.96	9/29/14
	11/16/05	8,000	2,000	(2)		$16.35	11/16/15
	11/17/06	12,000	8,000	(3)		$15.37	11/17/16
	10/1/07									7,002	(4)	$113,853
	11/16/07	16,000	24,000	(5)		$15.06	11/16/17
	9/29/08									9,850	(6)	$160,161
	11/14/08	0	40,000	(7)		$4.90	11/14/18
	11/30/09	0	117,680	(8)		$12.02	11/30/19
	12/16/09							119,480(9)	$1,942,745
	02/11/10	0	282,320	(10)		$15.96	02/11/20
Dennis Leatherby	3/29/01	20,000	0			$11.50	3/29/11
	10/15/01	6,000	0			$9.32	10/15/11
	10/10/02	6,000	0			$9.64	10/10/12
	9/19/03	6,000	0			$13.33	9/19/13
	9/29/04	8,000	0			$15.96	9/29/14
	11/16/05	6,400	1,600	(2)		$16.35	11/16/15
	11/17/06	4,800	3,200	(3)		$15.37	11/17/16
	11/16/07	3,200	4,800	(5)		$15.06	11/16/17
	6/6/08							37,731(11)	$613,506
	9/29/08									5,910	(6)	$96,097
	11/14/08	0	40,000	(7)		$4.90	11/14/18
	10/05/09									6,087	(12)	$98,975
	11/30/09	0	40,000	(8)		$12.02	11/30/19
Donnie King	10/10/02	1,392	0			$9.64	10/10/12
	09/19/03	6,960	0			$13.33	09/19/13
	09/29/04	10,000	0			$15.96	09/29/14
	11/16/05	8,000	2,000	(2)		$16.35	11/16/15
	11/17/06	6,000	4,000	(3)		$15.37	11/17/16
	10/01/07									7,002	(4)	$113,853
	11/16/07	16,000	24,000	(5)		$15.06	11/16/17
	09/29/08									9,850	(6)	$160,161
	11/14/08	0	40,000	(7)		$4.90	11/14/18
	10/05/09									10,146	(12)	$164,974
	11/30/09	0	40,000	(8)		$12.02	11/30/19
	12/09/09							24,261(13)	$394,484
James V. Lochner	7/2/01	7,992	0			$10.60	7/1/11
	10/15/01	15,000	0			$9.32	10/15/11
	10/10/02	15,000	0			$9.64	10/10/12
	9/19/03	15,000	0			$13.33	9/19/13
	9/29/04	40,000	0			$15.96	9/29/14
	11/16/05	40,000	10,000	(2)		$16.35	11/16/15
	11/17/06	30,000	20,000	(3)		$15.37	11/17/16
	10/1/07									8,403	(4)	$136,633
	11/16/07	20,000	30,000	(5)		$15.06	11/16/17
	11/14/08	0	50,000	(7)		$4.90	11/14/18
	11/30/09	0	50,000	(8)		$12.02	11/30/19
	12/16/09							77,662(9)	$1,262,784
	02/11/10	0	275,000	(10)		$15.96	02/11/20

	Option Awards							Stock Awards
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Noel White	10/10/02	1,008	0			$9.64	10/10/12
	09/19/03	2,400	0			$13.33	09/19/13
	09/29/04	6,000	0			$15.96	09/29/14
	11/16/05	32,000	8,000	(2)		$16.35	11/16/15
	11/17/06	24,000	16,000	(3)		$15.37	11/17/16
	10/1/07										7,002	(4)	$113,853
	11/16/07	16,000	24,000	(5)		$15.06	11/16/17
	11/14/08	0	40,000	(7)		$4.90	11/14/18
	11/30/09	0	40,000	(8)		$12.02	11/30/19
	12/21/09							24,261	(14)	$394,484
Leland E. Tollett		—	—			—	—	—		—	—		—

Some of the footnotes below are applicable to more than one of the NEOs listed above

(1)	The amounts listed in this column reflect a share price of $16.26, the closing price of our shares on the NYSE on October 1, 2010, the last trading day of our 2010 fiscal year.
(2)	These shares vested and became exercisable on November 16, 2010.
(3)	50% of these options vested and became exercisable on November 17, 2010, and the remaining options are scheduled to vest and become exercisable on November 17, 2011.
(4)	This represents an award of performance shares that vested on the second business day following the last day of fiscal year 2010.
(5)	One-third of these options vested and became exercisable on November 16, 2010. The remaining options are scheduled to vest and become exercisable in equal installments on November 16, 2011 and 2012.
(6)	This represents an award of performance shares that vests on the second business day following the last day of fiscal year 2011 subject to the satisfaction of the applicable performance criteria.
(7)	40% of these options vested and became exercisable on November 14, 2010. The remaining options are scheduled to vest and become exercisable in equal installments on November 14, 2011, 2012 and 2013.
(8)	One-third of these options vested and became exercisable on November 30, 2010. The remaining options are scheduled to vest and become exercisable in equal installments on November 30, 2011 and 2012.
(9)	These shares are scheduled to vest and have the restrictions lapse on December 16, 2012. This number includes additional shares purchased with dividends paid on the restricted stock award.
(10)	One-third of these options become exercisable on February 11, 2011. The remaining options are scheduled to vest and become exercisable in equal installments on February 11, 2012 and 2013.
(11)	These shares are scheduled to vest and have the restrictions lapse on June 6, 2013. This number includes additional shares purchased with dividends paid on the restricted stock award.
(12)	This represents an award of performance shares that vests on the second business day following the last day of fiscal year 2012 subject to the satisfaction of the applicable performance criteria.
(13)	These shares are scheduled to vest and have the restrictions lapse on December 9, 2012. This number includes additional shares purchased with dividends paid on the restricted stock award.
(14)	These shares are scheduled to vest and have the restrictions lapse on December 21, 2012. This number includes additional shares purchased with dividends paid on the restricted stock award.

Option Exercises and Stock Vested During Fiscal Year 2010

The table below sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of stock awards during fiscal year 2010 by each of the NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Donnie Smith	—	—	2,925	$36,452
Dennis Leatherby	—	—	26,706	$329,030
Donnie King	—	—	44,761	$554,270
James V. Lochner	20,000	$128,156	69,832	$861,709
Noel White	—	—	27,838	$342,640
Leland E. Tollett	—	—	—	—

Pension Benefits for Fiscal Year 2010

The table below provides information concerning retirement plan benefits for each of our NEOs under the SERP. For additional information regarding other benefits provided upon retirement of the NEOs, please refer to the section titled “Potential Payments Upon Termination” in this Proxy Statement.

Name	Plan Name	Numbers of Years of Creditable Service(#)(1)	Present Value of Accumulated Benefit($)(2)	Payments During Last Fiscal Year($)
Donnie Smith	Tyson Foods, Inc. SERP	11.75	$519,140	0
Dennis Leatherby	Tyson Foods, Inc. SERP	11.75	$441,902	0
Donnie King	Tyson Foods, Inc. SERP	11.75	$353,436	0
James V. Lochner	Tyson Foods, Inc. SERP	11.75	$1,005,203	0
Noel White	Tyson Foods, Inc. SERP	11.75	$479,640	0
Leland E. Tollett	Tyson Foods, Inc. SERP	—	—	—

(1)	The plan considers only a limited number of years of service, as more fully described below. The NEOs’ actual years of service are as follows: Mr. Smith - 29 years, Mr. Leatherby - 20 years, Mr. King - 28 years, Mr. Lochner - 27 years and Mr. White - 27 years. Given the interim nature of Mr. Tollett’s employment, he was not eligible to participate in the SERP.
(2)	The present value of these benefits is based on the assumptions and computed on the date we use in determining our annual pension expense in our financial statements, as reflected in the table titled “SERP Assumptions” in this Proxy Statement.

Supplemental Executive Retirement and Life Insurance Premium Plan

Pension benefits are offered under the SERP, which is a nonqualified deferred compensation plan providing life insurance protection during employment and a cash benefit at retirement. Contributions to the SERP are made entirely by the Company. During fiscal year 2010, the Company did not contribute funds to a trust for the purpose of paying benefits from the plan; however, on November 18, 2010, the Company approved the formation of a trust into which funds have been deposited to pay benefits from the plan going forward. This plan is also discussed in the subsection titled “Elements of Compensation—General Benefits” under the “Compensation Discussion and Analysis” section of this Proxy Statement. The Company does not sponsor a tax-qualified pension plan that covers NEOs.

The retirement benefit is a lifetime annuity and the primary formula for calculating such benefit is one percent of a participant’s final average annual compensation multiplied by his or her years of creditable service. Compensation includes cash compensation (salary plus non-equity incentive plan compensation) disclosed in the “Summary Compensation Table for Fiscal Years 2010, 2009 and 2008” in this Proxy Statement, except it is determined on a calendar year basis. The final average annual compensation is the average of the last five completed calendar years’ cash compensation of a participant’s career. Officers prior to 2002 receive an additional one percent of their final five year average annual compensation multiplied by their final five years of creditable service. Creditable service includes completed years and whole months. The normal retirement age under the SERP is 62, but participants may receive a benefit prior thereto, or in certain cases forfeit benefits, as further explained in the subsection titled “Elements of Compensation—General Benefits” under the “Compensation Discussion and Analysis” section of this Proxy Statement.

The present value of accumulated benefits was computed based on the assumptions in the following table, which we used in our year-end pension footnote disclosures in our audited financial statements for fiscal year 2010.

SERP Assumptions

Assumptions as of	October 3, 2009	October 2, 2010
Discount Rate	6.00%	5.50%
Mortality Table for Annuities	RP-2000 Scale AA (2009)	RP-2000 Scale AA (2010)

The following table shows the estimated annual single life annuity payable from the plan upon retirement at age 62, based on the specific compensation and years of service classifications indicated below.

SERP Estimate

Average Compensation	Years of Service
	15	20	25	30	35
$500,000	$75,000	$100,000	$125,000	$150,000	$175,000
$750,000	$112,500	$150,000	$187,500	$225,000	$262,500
$1,000,000	$150,000	$200,000	$250,000	$300,000	$350,000
$1,500,000	$225,000	$300,000	$375,000	$450,000	$525,000
$2,000,000	$300,000	$400,000	$500,000	$600,000	$700,000
$3,000,000	$450,000	$600,000	$750,000	$900,000	$1,050,000
$5,000,000	$750,000	$1,000,000	$1,250,000	$1,500,000	$1,750,000

Nonqualified Deferred Compensation for Fiscal Year 2010

The table below provides information on benefits available to the NEOs for fiscal year 2010 under the Company’s Executive Savings Plan and Retirement Income Plan.

Name	Plan(1)	Executive Contributions in Last Fiscal Year($)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Donnie Smith	Executive Savings Plan	$52,967	$25,269	$8,397	—	$219,089
Dennis Leatherby	Executive Savings Plan	$29,423	$11,815	$15,316	—	$332,298
Donnie King	Executive Savings Plan	—	—	$499	—	$11,700
James V. Lochner	Executive Savings Plan	$30,917	$25,534	$9,799	—	$232,790
	Retirement Income Plan	—	—`	$188,854	—	$3,796,206
Noel White	Executive Savings Plan	$28,859	$11,372	$15,651	—	$280,940
	Retirement Income Plan	—	—	$22,646	—	$455,204
Leland E. Tollett	Executive Savings Plan	—	$4,954	$759	—	$18,898

(1)	As further detailed in the narrative below, all NEOs may participate in the Company’s Executive Savings Plan. As previous executives of IBP, inc., Messrs. Lochner and White also have account balances in the Company’s Retirement Income Plan, a deferred compensation plan previously maintained by IBP, inc., as further described below.
(2)	Amounts in this column are included in the NEOs’ compensation reported in footnote 5 to the “Summary Compensation Table for Fiscal Years 2010, 2009 and 2008” in this Proxy Statement.
(3)	The above-market portion of these earnings is reported in footnote 4 to the “Summary Compensation Table for Fiscal Year 2010, 2009 and 2008” in this Proxy Statement.
(4)	The aggregate balances for Messrs. Smith, Leatherby, Lochner and Tollett include company contributions and above-market earnings amounts reported as compensation for each individual in fiscal 2008 and 2009. Such amounts are set forth in footnotes 4 and 5 to the “Summary Compensation Table for Fiscal Years 2010, 2009 and 2008.” Messrs. King and White were not NEOs during fiscal 2009 and fiscal 2008.

Executive Savings Plan

The Company sponsors an Executive Savings Plan available to NEOs and other highly compensated employees of the Company that is intended to provide participants the opportunity to defer up to 100% of their salaries and bonuses in excess of the limits of the Internal Revenue Code imposed on the Retirement Savings Plan (the qualified 401(k) plan). Participants must elect to defer their compensation for a year in the year prior to performing services, and deferral elections are generally irrevocable. The Executive Savings Plan also provides a matching contribution by the Company equal to 100% of the first 3% of base pay contributed, plus 50% of the next 2% contributed which is not otherwise matched under the Company’s Retirement Savings Plan. Bonus deferrals are also matched at the same rates. Participants’ accounts under the Executive Savings Plan are adjusted for investment gains or losses. Participants may elect how their accounts are invested from the investment options available under the Company’s Retirement Savings Plan plus an investment option paying the prime rate as reported in the Wall Street Journal plus two percentage points.

For amounts deferred to the Executive Savings Plan on or after January 1, 2005, and any earnings, gains or losses thereon, the following distribution rules apply. Participants must elect the amount of their deferrals and the time and form of their distributions prior to the year their salaries to be deferred are earned. Participants may elect to receive distributions at termination of employment, in January of a specified calendar year as elected by the participant, or a combination of the foregoing payable on the earliest applicable date. Participants may apply for an earlier distribution on account of an unforeseen emergency, which is limited to an extraordinary and unforeseeable event. Participants may elect the form of their distributions in either a lump sum payment or annual installments payable over a period not to exceed 15 years from the later of the date the participant terminates employment or attains age 62. Changes are permitted to these elections only in accordance with limited rules of the plan. Certain key employees may be required to delay a distribution payable at termination of employment for six months as required by law. Notwithstanding a participant’s distribution election, if a participant dies prior to distribution of the account, the account will be paid to the participant’s designated beneficiary in January of the year following the participant’s death in five annual installments or in a lump sum if the value of the account does not exceed the maximum contribution limit under this Retirement Savings Plan at the time of distribution. If a participant dies after distributions have begun to the participant, the participant’s designated beneficiary receives payment in accordance with the participant’s distribution election. For account balances prior to January 1, 2005 and earnings, gains and losses thereon, the distribution rules described in the section below titled “Retirement Income Plan” apply.

The assets of the Executive Savings Plan, including NEOs’ deferrals, are subject to the claims of our creditors and benefits are paid from the Company’s general assets. We have not established a trust to secure our obligations under the plan; however, a trust which was established to secure our obligations under the Retirement Income Plan described below may be used to satisfy our obligations under this plan once our obligations under the Retirement Income Plan are fully satisfied.

Retirement Income Plan

The Company maintains the Retirement Income Plan, which is a nonqualified deferred compensation plan originally maintained by IBP, inc. The Retirement Income Plan is currently frozen, meaning that no further contributions are permitted to be made to the plan. Prior to being frozen, certain individuals of IBP, inc. could defer their compensation to the Retirement Income Plan and receive matching contributions on their deferrals in excess of limits imposed on qualified plans under the Internal Revenue Code. Accounts under the Retirement Income Plan continue to realize gain or loss. Participants may elect how their accounts are invested from the investment options available under the Company’s Retirement Savings Plan plus an investment option paying the prime rate as reported in the Wall Street Journal plus two percentage points. The Retirement Income Plan will terminate after all distributions from the plan have been made.

A participant is eligible for a distribution from the Retirement Income Plan at termination or, if the participant elects, while in-service or on account of a hardship. In-service distributions requested by June 30 are paid in January of the year following the request. Distributions requested on account of hardship may be requested at anytime and distributed when approved by the plan’s administrative committee. Distributions are made in the form elected by the participant from a lump sum payment or annual or biannual installments payable over a period not to exceed 15 years from the later of the date the participant terminates employment or attains age 62. Notwithstanding the foregoing, a participant’s account will be distributed in a lump sum if it does not exceed $50,000 at the time of distribution. If a participant dies prior to distribution of the account, the account will be paid to the participant’s designated beneficiary in ten annual installments following the later of the year the participant dies or would have attained age 62, in a lump sum if the value of the account does not exceed $50,000 at the time of distribution or as the beneficiary elects from the distribution options available to the participant. If a participant dies after distributions have begun to the participant, the participant’s designated beneficiary receives payment in accordance with the participant’s distribution election.

The assets of the Retirement Income Plan, including NEOs’ deferrals, are subject to the claims of our creditors and benefits are paid from a trust we have established to secure our obligations under the plan.

Supplemental Executive Retirement and Life Insurance Premium Plan

The Company’s SERP is a nonqualified deferred compensation plan. Information on this plan is reported in the section titled “Pension Benefits for Fiscal Year 2010” in this Proxy Statement.

Potential Payments Upon Termination

In fiscal year 2006, the Compensation Committee adopted a severance program for senior officers. The terms of the severance program are reflected in each new employment contract with senior officers executed since adoption of the severance program, which was modified in August, 2009.

Under the program, in the event the Company terminates the employment of Messrs. Smith, Leatherby, King, Lochner or White prior to the expiration of their respective terms (other than for “egregious circumstances” or by reason of their death or permanent disability), the Company will continue paying, in the case of Messrs. Smith and Lochner, such NEO’s then current base salary for a period of three years, and, in the case of Messrs. Leatherby, King and White, such NEO’s then current base salary for a period of 18 months. With respect to restricted stock awards held by Messrs. Smith, King, Lochner or White at the date of termination, if such NEO is terminated prior to one year after the award date, no vesting occurs. If such NEO is terminated at least one year after the award date but before the second anniversary of the award date, the award will vest on a pro-rata basis, and for termination occurring after the second anniversary of the award date, the award will be 100% vested. With respect to Mr. Leatherby, any restricted stock awards he has held for more than 60% of the vesting period will become 100% vested at the time of such termination. In the case of restricted stock awards that Mr. Leatherby will have held for less than 60% of the vesting period at the time of termination, a prorated amount of the awards will vest. With respect to grants of stock options made to any NEO prior to November 2009, such options vest 100% if, on the date of termination, (a) two years have elapsed and an NEO has reached age 55 and the sum of such NEO’s age and years of service with the Company equals or exceeds 70, or (b) three years have elapsed from the date of the option grant. For grants of stock options made to any NEO November 2009 and after, such grants will vest 100% at the time of an NEO’s termination if at least two years have elapsed since the date of the grant.

If the employment of Messrs. Smith, Leatherby, King, Lochner or White terminates because of their death or disability, the NEO (or his estate) will receive a prorated bonus in a lump sum payment for the portion of his time worked during the fiscal year in which his termination occurs based on his bonus received in the fiscal year preceding the year of termination and any unvested options, restricted stock and performance shares (subject to satisfaction of performance criteria) shall vest. If the NEO’s employment terminates for “egregious circumstances” he is not entitled to any of the foregoing benefits and will receive only his accrued but unpaid compensation as of the date of his termination. The term “egregious circumstances” means that the NEO engages in misconduct that results in injury to the Company or is convicted of a job-related felony or misdemeanor.

Messrs. Smith, Leatherby, King, Lochner and White would have been entitled to the following estimated payments and benefits from the Company if a termination occurred on October 2, 2010 under the following circumstances. In addition, NEOs may be eligible for payment of their accounts under the Company’s qualified retirement plan, employee stock purchase plan and nonqualified plans. For the benefits under these plans, see the sections titled “Compensation Discussion and Analysis,” “Pension Benefits for Fiscal Year 2010” and “Nonqualified Deferred Compensation for Fiscal Year 2010” of this Proxy Statement.

	Smith				Leatherby
	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability
Severance	$2,700,000	(1)	0	0	$825,000	(2)	0	0
Accrued and Unpaid Vacation	$69,231		$69,231	$69,231	$42,308		$42,308	$42,308
Acceleration of vesting of equity-based compensation awards(3)	$490,320		0	$3,016,718	$739,082		0	$1,246,106
Health Insurance	$47,142	(4)			$23,571	(5)
Total	$3,306,693		$69,231	$3,085,949	$1,629,961		$42,308	$1,288,414

	King				Lochner
	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability
Severance	$795,000	(2)	0	0	$2,700,000	(1)	0	0
Accrued and Unpaid Vacation	$40,769		$40,769	$40,769	$69,231		$69,231	$69,231
Acceleration of vesting of equity-based compensation awards(3)	$486,760		0	$1,050,837	$621,800		0	$2,179,080
Health Insurance	$23,571	(5)			$36,782	(4)
Total	$1,346,100		$40,769	$1,091,606	$3,427,813		$69,231	$2,248,311

	White
	Termination by Company Without Cause		Termination by Company for Egregious Circumstances	Death or Permanent Disability
Severance	$795,000	(2)	0	0
Accrued and Unpaid Vacation	$40,769		$40,769	$40,769
Acceleration of vesting of equity-based compensation awards(3)	$497,440		0	$1,061,517
Health Insurance	$23,571	(5)
Total	$1,356,780		$40,769	$1,102,286

(1)	This amount represents continued payment of the NEO’s base salary for 36 months.
(2)	This amount represents continued payment of the NEO’s base salary for 18 months.
(3)	The amounts in this row represent the value of each NEO’s unvested stock options and restricted stock that are vested on account of a termination, based on our stock price of $16.26 as of the last day of fiscal year 2010. No amount is included for performance shares; however, if performance shares vest in the future pursuant to satisfaction of performance criteria, such shares will be awarded to the NEO or his estate.
(4)	These amounts represent the premiums to continue these NEOs’ coverage under our medical reimbursement and health insurance plans for 36 months following termination.
(5)	These amounts represent the premiums to continue these NEOs’ coverage under our medical reimbursement and health insurance plans for 18 months following termination.

Potential Payments Upon a Change in Control

Each employment contract entered into between the Company and Messrs. Smith, Leatherby, King, Lochner and White contains change in control provisions in favor of the NEO. Each of these contracts provides for the acceleration of vesting of the equity-based compensation awards held by such NEOs upon the occurrence of a change of control of the Company. Under the contracts, “change in control” means any one of the following: (1) the acquisition by any individual or entity of the Company’s voting securities where the acquisition causes the individual or entity to own 25 percent or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote in the election of directors; (2) a merger, consolidation, combination or like transaction involving the Company in which the shareholders of the Company immediately prior to the transaction do not own at least 50 percent of the voting power of the issued and outstanding capital stock of the Company immediately after the transaction; (3) the sale or transfer by the Company of more than 50 percent of its assets or by any shareholder or shareholders of the Company of more than 50 percent of the voting power of the issued and outstanding capital stock of the Company in any one transaction or a series of related transactions occurring within a one year period in which the Company, any corporation controlled by the Company or the shareholders of the Company immediately prior to the transaction do not own at least 50 percent of the voting power of the issued and outstanding equity securities of the acquirer immediately after the transaction; (4) a majority of the persons who were members of the Board cease to be directors within any 12-month period; or (5) the dissolution or liquidation of the Company. However, for the purpose of the acceleration of vesting of equity-based compensation awards, a change of control does not include any event as a result of which one or more of the following persons or entities possess, immediately after such event, over 50 percent of the combined voting power of the Company or any successor entity: (i) Don Tyson; (ii) individuals related to Don Tyson by blood, marriage or adoption, or the estate of any such individual; or (iii) any entity in which one or more individuals or estates described in the preceding clauses (i) and (ii) possess over 50 percent of the combined voting power or beneficial interests of such entity. If such a change of control occurs, any stock options, restricted stock or performance stock that have been previously granted to the executive officer will vest (to the extent not already vested) 60 days after the occurrence of the change of control or upon any earlier date after such change of control if the executive officer is terminated other than for “egregious circumstances,” as defined in the NEO’s contract.

Each NEO would have been entitled to the following estimated payments and benefits from the Company or its successor if a change in control occurred on October 2, 2010.

	Smith	Leatherby	King	Lochner	White
Acceleration of vesting of equity-based compensation awards(1)	$3,564,761	$1,636,264	$1,928,828	$2,452,346	$1,289,238
Excise Tax & Gross-Up	$0	$0	$0	$0	$0
Total	$3,564,761	$1,636,264	$1,928,828	$2,452,346	$1,289,238

(1)	The amounts in this row represent the value of the NEOs’ unvested stock options, restricted stock and performance shares that are vested on account of the change in control, figured based on our stock price of $16.26 as of the last day of fiscal year 2010.

If the Company terminates any NEO following a change in control, the NEO is not entitled to any unique benefit because his termination followed a change in control. Instead, the NEO who is terminated following a change in control receives the termination benefits described above under the section titled “Potential Payments Upon Termination.” The payments available on a change in control are more particularly described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2010

The Board adopted a Director Compensation Policy in 2005 which provides that directors who have been determined by the Board to qualify as independent directors in accordance with NYSE governance rules receive (i) an annual retainer of $70,000 (payable in quarterly installments); (ii) a grant of a deferred stock award for shares of Class A Common Stock having a value of $80,000 on the date of election or re-election as a director at the Annual Meeting of Shareholders, which award does not become payable until 180 days after termination of their service as a director; and (iii) the option to defer any portion of their retainer (which would be credited with interest semi-annually) or to take Class A Common Stock in lieu of the cash retainer. The number of shares received would vary according to the market value of the stock on the payment date of the retainer. Additionally, the Chairperson of the Audit Committee receives an additional $10,000 annual retainer paid in quarterly installments and the Chairpersons of the Governance Committee, the Compensation Committee and the Nominating Committee receive an additional $5,000 annual retainer paid in quarterly installments. The Lead Independent Director receives an additional $25,000 annual retainer paid in quarterly installments. Directors who are also employees or consultants of the Company do not receive any retainer or fee for their service as a director.

The table below summarizes the total compensation earned or paid by the Company to directors who were not executive officers during fiscal year 2010.

Name	Fees earned or paid in cash($)		Stock awards ($)(1)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings($)	All other compensation ($)(4)	Total($)
Don Tyson	0		0	0	0	0	$2,341,532	$2,341,532
John Tyson	0		0	0	0	0	$1,723,626	$1,723,626
Lloyd V. Hackley	$75,000		$80,000	0	0	0	0	$155,000
Jim Kever	$105,000		$80,000	0	0	0	0	$185,000
Kevin M. McNamara	$75,000	(5)	$80,000	0	0	0	0	$155,000
Brad T. Sauer	$70,000		$80,000	0	0	0	0	$150,000
Jo Ann R. Smith	$18,750		0	0	0	0	0	$18,750
Robert Thurber	$70,000		$80,000	0	0	0	0	$150,000
Barbara Tyson	0		0	0	0	0	$13,899	$13,899
Albert C. Zapanta	$73,750		$80,000	0	0	0	$1,125	$154,875

(1)	The amounts in this column represent the grant date fair value of these awards. The Company has determined the fair value of these awards in accordance with the stock-based compensation accounting rules set forth in Financial Accounting Standards Board Topic 718 and based on the assumptions set forth in Note 14, “Stock-based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 2, 2010.
(2)	As of the last day of fiscal year 2010, outstanding deferred stock awards for the directors were as follows: Dr. Hackley (35,154); Mr. Kever (35,154); Mr. McNamara (19,644); Mr. Sauer (13,898); Mr. Thurber (5,498); and Mr. Zapanta (35,154).
(3)	The Company has not awarded options to Mr. John Tyson since fiscal year 2007 or to nonemployee directors since fiscal year 2004. As of December 1, 2010, Mr. Tyson held 3,100,000 shares subject to outstanding option awards from previous years, of which 3,000,000 shares are vested, and Dr. Hackley, Mr. Kever and Ms. Smith each held 6,000 shares subject to outstanding option awards from previous years, all of which are vested.

(4)	The amounts in this column represent the sum of perquisites, tax gross-ups and other compensation as more particularly described in this footnote below. These benefits are provided to Mr. Don Tyson, Mr. John Tyson and Ms. Tyson pursuant to their consulting agreements with the Company, which are more fully described in the section below titled “Advisory Contracts.”

•

For Mr. Don Tyson the amount in this column includes, in part, $1,200,000 in advisory fees, $587,523 for personal use of Company-owned aircraft, $215,101 for tax preparation and estate planning fees, $50,115 for life insurance premiums, $30,000 as a matching contribution under the Company’s Employee Stock Purchase Plan and $235,639 for tax reimbursements. This column also includes amounts for personal security, premiums for the Company’s medical reimbursement plan and event tickets. The value of these perquisites are based on the incremental aggregate cost to the Company and are not individually quantified because none of them individually exceed the greater of $25,000 or 10% of the total amount of perquisites. The value of Mr. Tyson’s use of Company-owned aircraft is determined under the same methodology applied to NEOs as more fully explained in the footnotes to the “Summary Compensation Table for Fiscal Years 2010, 2009 and 2008” in this Proxy Statement.

•

For Mr. John Tyson the amount in this column includes, in part, $300,000 in advisory fees, $600,000 for a discretionary bonus awarded by the Compensation Committee, $341,857 for personal use of Company-owned aircraft, $175,196 for a SERP payment, $58,520 for life insurance premiums and $167,826 for tax reimbursements. This column also includes amounts for personal security, premiums for the Company’s medical reimbursement plan, tax preparation fees, estate planning, automobile allowance, country club dues, event tickets, a matching contribution under the Company’s Retirement Savings Plan and a matching contribution under the Executive Savings Plan. The value of these perquisites are based on the incremental aggregate cost to the Company and are not individually quantified because none of them individually exceed the greater of $25,000 or 10% of the total amount of perquisites. The value of Mr. Tyson’s use of Company-owned aircraft is determined under the same methodology applied to NEOs as more fully explained in the footnotes to the “Summary Compensation Table for Fiscal Years 2010, 2009 and 2008” in this Proxy Statement.

•

For Ms. Tyson the amount in this column includes $7,200 in advisory fees and $6,519 in premiums for the Company’s medical reimbursement plan. This column also reflects for Ms. Tyson a matching contribution under the Company’s Employee Stock Purchase Plan and the Retirement Savings Plan. The value of these benefits is not individually quantified because none of them individually exceed the greater of $25,000 or 10% of the total amount of perquisites.

(5)	As permitted for all non-employee directors, Mr. McNamara elected to take his annual director retainer in the form of Class A Common Stock, payable in four quarterly installments. In lieu of the cash retainer, Mr. McNamara received 2,076 shares of Class A Common Stock and $5.59 in payment for fractional shares.

Advisory Contracts

Don Tyson. The Company and Mr. Don Tyson, former Senior Chairman of the Board, entered into a contract on July 30, 2004 which provides that Mr. Tyson will furnish up to 20 hours per month of advisory services to the Company for a term expiring on October 19, 2011. In consideration for his advisory services, Mr. Tyson will receive $1,200,000 for each year during the term of the contract. Mr. Tyson is also entitled to health insurance and is eligible to participate in any benefit plan or arrangement, including reimbursement of business related expenses, in each case solely to the extent such benefits are generally made available to employees of the Company. Under the terms of the contract, Mr. Tyson will also receive non-cash compensation which includes: (i) personal use of Company aircraft for himself and/or his designated passengers for up to 150 hours per year, so long as such use does not conflict with Company business and is approved in advance by Company senior management, (ii) reimbursement for costs incurred relating to tax and estate planning advice or services from an entity recommended by the Company, (iii) personal use of Company-owned skyboxes and vacation homes at pre-established daily rates to be paid by Mr. Tyson to the Company as reimbursement for such usage, and (iv) up to 1,500 hours per year of security services (which the Company estimates will cost $40 per hour). Mr. Tyson will be reimbursed for any and all tax liability imposed on him in connection with the provision of the non-cash compensation set forth above. As additional consideration for the benefits he will receive under the contract, Mr. Tyson is bound to confidentiality restrictions regarding Company information. In the event of Mr. Tyson’s death, the cash consideration described above will continue to be paid for the remaining term of the contract to the surviving of Mr. Tyson’s three children. The contract will terminate if Mr. Tyson accepts employment with any competitor of the Company. On October 3, 2010, the Company and Mr. Tyson executed an amendment to his contract which provided for a one-year extension of this contract, assuming he is alive, on October 19, 2011 and each October 19 thereafter and increase in permitted use of Company aircraft for himself and/or his designated passengers to 200 hours per year.

John Tyson. On September 28, 2007, the Company entered into a contract with Mr. John Tyson. Mr. Tyson’s current contract will expire on September 27, 2017 unless terminated earlier. Mr. Tyson is required to perform certain advisory and limited public relations services not to exceed twenty (20) hours per month, which services are provided in a non-executive officer capacity. The contract provides for a payment of $300,000 per annum to Mr. Tyson. Mr. Tyson is also eligible (i) to participate in any benefit plan or program maintained by the Company other than plans or programs related to Company bonus, equity compensation or long-term disability, (ii) to receive coverage under all employee pension and welfare benefit programs, plans and practices in accordance with the terms thereof and which the Company generally makes available to its most senior officers, (iii) to receive healthcare, hospitalization, medical, long term care, vision, dental, and other similar insurance coverage or benefits at such coverage levels and upon such terms and conditions as shall otherwise be made available to any of the most senior officers of the Company (which includes coverage for his spouse and eligible dependents), and (iv) to receive the following perquisites: reimbursement for annual country club dues; use of, and the payment of all reasonable expenses for, an automobile; reimbursement for reasonable costs incurred for tax and estate planning advice; up to 1,500 hours per year in security services (which the Company estimates will cost $40 per hour); personal use of Company aircraft for himself and/or his designated passengers for up to 120 hours per year so long as such use does not conflict with Company business and is approved in advance by Company senior management; and reimbursement for the annual premium payment on a $7,500,000 life insurance policy. Unless the contract is terminated by the Company for “Cause” or voluntarily by Mr. Tyson (other than by reason of the Company’s breach of the contract) before the termination or expiration of the term of the contract, the Company will continue to provide health coverage to Mr. Tyson, his spouse and his eligible dependents consistent with the terms of the contract. Mr. Tyson is also eligible to receive benefit payments under the Company’s SERP, which began in April 2008. The annual payments to Mr. Tyson under the SERP are $175,196 (which includes a tax allowance) less any required tax withholdings. In the event of Mr. Tyson’s death during the term of the contract, Mr. Tyson’s estate will receive a single payment equal to the remaining annual payments that would have been made to Mr. Tyson under his contract for the period of time between the date of his death and September 27, 2017, and his spouse and eligible dependents will continue to receive health coverage. In addition, from and after the earlier of the expiration or termination of the contract and the date of Mr. Tyson’s death, upon written notice of Mr. Tyson or his beneficiary(ies) to the Company, the Company will terminate and redeem all outstanding and unexercised stock options (vested and unvested) then held by Mr. Tyson in exchange for a single payment equal to the aggregate difference between (i) the fair market value of the stock represented by such stock options as determined as of the close of the Company’s business on the date of the occurrence of the event giving rise to application and (ii) the strike price for such stock under the applicable stock options. If the contract is terminated by the Company for “Cause” or by Mr. Tyson (other than by reason of the Company’s breach of the contract), the obligations of the Company under the contract will cease. Effective October 3, 2010, the Company and Mr. Tyson entered into a new contract with the same terms as set forth above except that the new contract will expire on October 3, 2020. It provides for a payment of $500,000 per annum, eligibility for a discretionary bonus to awarded by the Compensation Committee, and personal use of Company aircraft for himself and/or his designated passengers for up to 150 hours per year so long as such use does not conflict with Company business and is approved in advance by Company senior management.

Barbara A. Tyson. The Company and Ms. Tyson, who retired as a Vice President effective October 1, 2002, entered into an agreement which provides that she will continue to furnish advisory services to the Company for a period of up to ten years following the date of her retirement from employment. In consideration for her advisory services, since October 1, 2002, Ms. Tyson has received annual compensation of $7,200. The agreement also provides for continuation of health benefits. In the event of Ms. Tyson’s death, the above described benefits will cease. No benefits will be payable under the agreement in the event she accepts employment with any competitor of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended October 2, 2010. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions above, the Audit Committee recommends to the Board the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2010 for filing with the SEC.

The Board has delegated to the Audit Committee the responsibility to, among other things, (i) oversee and monitor the Company’s financial reporting, auditing and accounting process, (ii) be directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, (iii) review and oversee the Company’s internal audit department, and (iv) provide an open avenue of communication among the Company’s independent registered public accounting firm, financial and senior management, the internal auditor and the Board. The Audit Committee’s duties and responsibilities are embodied in a written charter, which is evaluated annually. The Audit Committee’s charter was last amended by the Board during fiscal year 2009 and is available on the Company’s Investor Relations website at http://ir.tyson.com or in print to any shareholder who sends a request to Tyson Foods, Inc., Attention: Secretary, 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999.

Audit Committee of the Board of Directors

Jim Kever, Chairman

Kevin M. McNamara

Brad T. Sauer

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the Company’s shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs, which is described in the section titled “Compensation Discussion and Analysis” in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the 2011 Annual Meeting:

“RESOLVED, that the shareholders of Tyson Foods, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section set forth in the Proxy Statement for this Annual Meeting.”

As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance shareholder value. In order to align executive pay with both the Company’s financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, short- and long-term incentive programs to make executive pay dependent on the Company’s performance (or “at-risk”). In addition, as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of his or her total compensation deemed “at-risk” increases while base salary decreases. Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

This vote is merely advisory and will not be binding upon the Company or the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE OVERALL COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS RESOLUTION.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS RESOLUTION.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the Company’s shareholders the opportunity to cast an advisory vote on whether a non-binding stockholder resolution to approve the compensation of the Company’s NEOs should occur every one, two or three years. The Board recommends that shareholders vote to hold an advisory vote on executive compensation every three years, or a triennial vote.

The Board believes that a triennial vote complements our goal to create a compensation program that enhances long-term shareholder value. As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to motivate executives to achieve short-term and long-term corporate goals that enhance shareholder value. To facilitate the creation of long-term, sustainable shareholder value, certain of our compensation awards are contingent upon successful completion of multi-year performance and service periods. A triennial vote will provide shareholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, allowing them to compare the Company’s compensation program to the long-term performance of the Company.

The Compensation Committee would similarly benefit from this longer time period between advisory votes. Three years will give the Compensation Committee sufficient time to fully analyze the Company’s compensation program (as compared to the Company’s performance over that same period) and to implement necessary changes. In addition, this period will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The greater time period between votes will also allow the Compensation Committee to consider various factors that impact the Company’s financial performance, shareholder sentiments and executive pay on a long-term basis. The Board believes anything less than a triennial vote will yield a short-term mindset and detract from the long-term interests and goals of the Company.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAN AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS BE INCLUDED IN THE COMPANY’S PROXY STATEMENT EVERY THREE YEARS.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF INCLUDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION IN THE COMPANY’S PROXY STATEMENT EVERY THREE YEARS.

Vote Required

Generally, approval of any matter presented to shareholders requires a majority of the votes cast, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. Even though this vote will neither be binding on the Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in the Company’s proxy statement.

CERTAIN TRANSACTIONS

The following list is a summary of transactions occurring during fiscal year 2010, or that are currently proposed, (i) in which the Company was or is to be a participant, (ii) where the annual amount involved exceeds $120,000, and (iii) in which the Company’s NEOs, directors, nominees, principal shareholders and other related parties had a direct or indirect material interest or which the Company has chosen to voluntarily disclose.

1. The Company has an aircraft lease agreement with Tyson Family Aviation, LLC, of which Mr. Don Tyson, Mr. John Tyson and the Randal W. Tyson Testamentary Trust are members, with aggregate lease payments to Tyson Family Aviation, LLC during fiscal year 2010 of $969,000 plus an amount for personal property taxes. The aircraft is not segregated from other personal property at the aircraft facility for personal property tax purposes; however, the Company estimates the personal property tax for the aircraft is $162,992.

2. A subsidiary of the Company, Cobb-Vantress, Inc., leases a breeder hen research and development farm from the Leland E. Tollett Annuity Trust and an entity in which the daughter and son-in-law of Mr. Tollett are owners, with aggregate lease payments of $518,614 during fiscal year 2010. Also during fiscal year 2010, the Company paid the property taxes pursuant to the lease agreements in the amount of $22,833.

3. The Company has an agreement with an entity of which Mr. Don Tyson is a principal for the lease of a wastewater treatment plant which services the Company’s chicken processing facility in Nashville, Arkansas. Aggregate lease payments made by the Company during fiscal year 2010 pursuant to such agreement were $750,000 plus $17,519 for property taxes attributable to the treatment plant. The Company also has an agreement with the same entity for the lease of a wastewater treatment plant which services the Company’s chicken processing facility in Springdale, Arkansas. Aggregate lease payments made by the Company during fiscal year 2010 pursuant to such agreement were $450,000 plus an amount for property taxes; however, for property tax purposes the treatment plant is not segregated from the processing facility and, as such, the amount of property tax attributable to the treatment plant is not known.

4. During fiscal year 2010, the Company employed Mr. Tollett’s son-in-law as director of Environmental Health and Safety operations and in that capacity he received salary and other benefits totaling $259,208. He also received a grant of 700 stock options.

All related party transactions described above, with the exception of the employment of a family member described in item 4 have been reviewed by the Governance Committee, which has determined that the transactions are fair to the Company. This review typically entails the receipt of appraisals or other information from independent third parties which are utilized in the Governance Committee’s determination of fairness. The Board does not have a separate written policy regarding the review and approval of related party transactions. However, our Governance Committee charter requires that the Governance Committee review and approve all transactions with related persons as may be required to be disclosed by the rules of the SEC. The Governance Committee is responsible for determining whether such transactions are fair to the Company. Directors and executive officers are specifically asked to disclose such transactions in our annual Directors and Officers Questionnaire.

In addition to the SEC requirements regarding related party transactions, the Company has agreed that, in connection with the settlement on April 8, 2008 of certain shareholder litigation styled In re Tyson Foods, Inc. Consolidated Shareholder’s Litigation, it will not engage in any new related party transactions with the TLP, Mr. Don Tyson, any spouse, child, grandchild, parent or sibling of Mr. Don Tyson, or any NEO unless prior to entry of any such transaction there has been a unanimous finding by the Governance Committee that either (a) reasonably equivalent transactions on reasonably equivalent terms are not available from third parties who are not related parties, or (b) special or exigent circumstances exist which would not make it practical or desirable under the circumstances to investigate the availability of third party options. These additional requirements do not apply to (a) related party transactions already existing or in place during part or all of calendar year 2007, including but not limited to any related party transaction disclosed in the Company’s Proxy Statement for its annual meeting of shareholders on February 2, 2007, or (b) renewals of any transactions between the Company and any such related parties already existing or in place during part or all of calendar year 2007, including but not limited to any related party transaction disclosed in the Company’s Proxy Statement for its annual meeting of shareholders on February 2, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors and executive officers and the beneficial owners of more than ten percent of the Company’s shares are required to file under the Securities Exchange Act of 1934 reports of ownership and changes of ownership with the SEC.

Based solely on information provided to the Company by individual directors and executive officers and the beneficial owners of more than ten percent of the Company’s shares, the Company believes that during fiscal year 2010 and prior fiscal years, all filing requirements applicable to directors and executive officers have been complied with in a timely manner.

SHAREHOLDER PROPOSALS

It is currently anticipated that the 2012 Annual Meeting of Shareholders (“2012 Annual Meeting”) will be held on February 3, 2012. Proposals of shareholders intended to be presented at the 2012 Annual Meeting must be received by the Company’s corporate secretary at the Company’s executive office on or before August 25, 2011 in order to be eligible for inclusion in the Company’s Proxy Statement and form of proxy (“2012 Proxy Materials”). To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

Additionally, the Company’s by-laws provide that for any shareholder business to be brought before and considered at an annual meeting by a shareholder, the shareholder must provide, deliver or mail notice thereof to the corporate secretary of the Company at the principal executive office of the Company (and the corporate secretary must receive such notice) not less than 75 days nor more than 100 days prior to the date of such annual meeting. To be timely for purposes of the 2012 Annual Meeting, the notice must be received by the Company’s corporate secretary at the Company’s executive office on or before November 20, 2011, but in no event earlier than October 26, 2011.

SHAREHOLDER COMMUNICATIONS

Shareholders and other interested parties may direct communications to individual directors, including the Lead Independent Director, a Board committee, the non-management directors as a group or the Board as a whole, by addressing the communication to the named individual, the committee, the non-management directors as a group or the Board as a whole, c/o Tyson Foods, Inc., Attention: Secretary, 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Solicitations may be made by executive officers, directors and employees of the Company personally or by mail, telephone or other similar means of communication. Solicitation by such persons will be made on a part-time basis and no special compensation other than reimbursement of actual expenses incurred in connection with such solicitation will be paid.

ADDITIONAL INFORMATION AVAILABLE

Upon written request of any shareholder or other interested persons, the Company will furnish a copy of the Company’s 2010 Annual Report on Form 10-K, as filed with the SEC, including the financial statements and schedules thereto. The written request should be sent to the corporate secretary, at the Company’s executive office. The written request must state that as of December 8, 2010, the person making the request was a beneficial owner of capital stock of the Company. In addition, the 2010 Annual Report on Form 10-K, including the financial statements and schedules thereto, are available on the Company’s Investor Relations website at http://ir.tyson.com.

HOUSEHOLDING OF PROXY MATERIALS

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, the Company is permitted to deliver a single copy of the proxy materials to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. If the Company has not received such contrary instructions, then shareholders receiving a single copy of the Company’s proxy materials are deemed to have consented to householding. This procedure reduces the Company’s printing and mailing costs. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards or voting instruction forms. Upon written or oral request, the Company will promptly deliver a separate copy of the proxy materials to any shareholder at a shared address to which the Company delivered a single copy of any of these documents. To request additional copies of any of these documents, please submit your request to the Company in writing at the address, or by calling the phone number, provided below.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may be able to do so by contacting the corporate secretary by mail at 2200 Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999, or by calling (479) 290-4524, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

OTHER MATTERS

So far as is now known, there is no business other than that described above to be presented to the shareholders for action at the Annual Meeting. Should other business come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE URGED TO VOTE BY INTERNET, TELEPHONE OR MAIL.

By Order of the Board of Directors

R. Read Hudson

Secretary

December 17, 2010

2200 DON TYSON PARKWAY SPRINGDALE, AR 72762-6999	VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, February 3, 2011. Have your proxy card in Hand when you access the web site and follow the instructions to obtain your records and to create and electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the company’s costs for mailing proxy materials, you may receive all future proxy statements, proxy cards and annual reports via e-mail or the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE FOR PHONE - 1-800-690-6903
Use any touch-tone telephone to vote up until 11:59 P.M. Eastern Time, February 3, 2011. Have your proxy card in hand when you call, and follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelop we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M28615-P04045	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TYSON FOODS, INC. The Board of Directors recommends that you vote FOR items 1 and 2:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors			☐	☐	☐

1.	Election of Directors
Nominees:
	01) Don Tyson	05) Brad T. Sauer
	02) John Tyson	06) Robert Thurber
	03) Jim Kever	07) Barbara A. Tyson
	04) Kevin M. McNamara	08) Albert C. Zapanta
			For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 1, 2011.		☐	☐	☐	The Board of Directors recommends that you vote for a 3 year frequency:		1 Year	2 Years	3 Years	Abstain
The Board of Directors recommends that you vote AGAINST item 3:						5.	To consider and act upon an advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐
3.	To consider and act upon the shareholder proposal described in the attached Proxy Statement, if properly presented at the Annual Meeting.		☐	☐	☐	The Board of Directors does not have a recommendation for voting on item 6:
The Board of Directors recommends that you vote FOR item 4:			For	Against	Abstain	6.	To consider and act upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof
4.	To consider and approve an advisory resolution regarding the compensation of the Company’s named executive officers.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)				Date

The Annual Meeting of Shareholders will be webcast live at 10:00 a.m. CST, Friday, February 4, 2011, and a replay will be available at http://ir.tyson.com. To attend in person at the Holiday Inn, Northwest Arkansas Convention Center in Springdale, Arkansas, please contact Tyson Foods Investor Relations for tickets via email at ir@tyson.com or by telephone at 479-290-4524. A ticket is required for entry to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M28616-P04045

PROXY TYSON FOODS, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS FEBRUARY 4, 2011

The undersigned shareholder(s) of TYSON FOODS, INC. hereby appoint(s) Don Tyson and John Tyson, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side, at the Annual Meeting of Shareholders to be held at the Holiday Inn, Northwest Arkansas Convention Center, 1500 South 48th St., Springdale, Arkansas, on February 4, 2011, at 10:00 a.m. Central Standard Time, and at any adjournments or postponements thereof, for the transaction of the business listed on the reverse side.

IMPORTANT - PLEASE SIGN AND DATE ON BACK OF CARD. RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side